Exhibit 10.15

SUBLEASE

THIS SUBLEASE (the “Lease”) is entered into as of the 9th day of August, 2019 by and between EDGE @ BRDG, LLC, a Missouri limited liability company (“Landlord”) and BENSON HILL BIOSYSTEMS, INC., a Delaware corporation (“Tenant”). The addresses of Landlord and Tenant for the purposes of this Lease shall be as follows:

Landlord’s Address:        Tenant’s Address
        (prior to the Rent Commencement Date):

EDGE @ BRDG, LLC                Benson Hill Biosystems, Inc.
c/o Chapman Ventures, LLC            1100 Corporate Square Dr., Suite 100
1410 S. Brentwood Blvd., Suite 625        St. Louis, MO 63132
St. Louis, MO 63144                Attn: Michael Wainscott
Attn: Larry Chapman                Telephone: 314-222-8218
Telephone: 314/952-7790            E-mail: mwainscott@bensonhillbio.com
E-mail: lchapman@chapmanventuresllc.com

With a copy to: Larson Commercial Real Estate, LLC 14567 N. Outer Forty Drive Suite 350 Chesterfield, MO 63017 Attn: Telephone: E-mail:	Following the Rent Commencement Date, notices to Tenant shall be delivered to the Premises to the attention of Michael Wainscott

In consideration of the rents, terms, provisions and covenants of this Lease, Landlord hereby leases unto Tenant and Tenant hereby accepts from Landlord, those certain premises described as 94,678 rentable square feet of office and laboratory space to be known as Suites 200, 300, and 400 located on the 2nd, 3rd & 4th floors shown hachured on Exhibit “A” attached hereto and made a part hereof (the “Premises”), in the building located or to be located and under construction at 1001 N. Warson Rd, Creve Coeur, Missouri 63132 (the “Building”) for the term, the rent and subject to the conditions and covenants hereinafter provided, which lease grant shall include the exclusive use of the outdoor terrace areas constructed as part of Landlord’s Work and designated as Tenant’s terrace areas on the plans therefor. The Building together with the condominium unit on which it is located and all other improvements thereon is hereafter referred to as the “Property”. For the purpose of this Lease rentable square feet shall be measured per BOMA 2010 Method A (“BOMA”) where the usable area is measured to the exterior glass line of the Building, multiplied by the usable to rentable multiplier of 1.1655 and further provided any outdoor terrace or Tenant modifications for a grand stair shall be disregarded and the floor areas each occupy included in the usable area. Following Substantial Completion (as hereinafter defined), Tenant shall have the right, at Tenant’s sole cost and expense (except as otherwise set forth in Schedule 1), to verify the square footage of the Premises as set forth in Schedule 1 attached hereto and incorporated herein by reference. Notwithstanding anything herein to the contrary, for the purpose of calculation of the rentable square footage and the rentable square footage of the Building, the floor areas shall include the outdoor terraces requested by and made available for the exclusive use of Tenant, if constructed, that are within the footprint of the Base Building and there shall be no adjustment for the so called stadium stair and the areas that would have existed before such stair will be included. This Lease, and Tenant’s occupancy of the Premises, are subject and subordinated to (i) the Declaration of Condominium of Bio-Research and Development Growth Park at the Danforth Center, a Condominium, as recorded in Book 17977, Page 3166 of the St. Louis County Records (as the same may from time to time be amended, the “Declaration”), the Bylaws of BRDG Park Condominium Association (“Bylaws”), the Bylaws of LCE Sub-Association (“Sub-Association Bylaws”) and to any rules and regulations promulgated under the Declaration (which Declaration, Bylaws, Sub-Association Bylaws, and rules and regulations, together with any amendments or restatements of the foregoing, are hereinafter referred to as the “Condominium Documents”), and Tenant’s use of the Premises shall be subject to the provisions of the Condominium Documents which are incorporated herein by reference. Landlord grants to Tenant the nonexclusive use of (i) all common elements of the Condominium to which Landlord has rights under the Condominium Documents (“Common Elements”), (ii) all limited common elements of the Condominium to which Landlord has rights under the Condominium Documents (“Limited Common Elements”), and (iii) all areas of the Property designated by Landlord from time to time for the use of all tenants (“Common Areas”). All Common Elements and Limited Common Elements shall be subject to the exclusive control and management of the Condominium Association as more fully set forth in the Condominium Documents. All Common Areas shall be subject to the control of Landlord, and Landlord shall have the right, at any time, and from time to time, to change the size, location, elevation, and/or nature of the Common Areas consistent with the Condominium Documents.

1.    TERM. (a) Subject to the terms and conditions set forth herein, Tenant’s right to possession of the Premises shall commence on the date that Landlord delivers possession of the Premises to Tenant Substantially Completed in accordance with Exhibit B hereto (“Commencement Date”). Rent shall commence on the date (the “Rent Commencement Date”) that is thirty (30) days after the Commencement Date. The initial term of this Lease shall end on the last day of the calendar month in which falls the eleven (11) year anniversary of the Rent Commencement Date (the “Termination Date”), unless modified, terminated or extended as provided herein. Tenant shall occupy the Premises solely for the purpose of conducting business or research in life/plant sciences, biotechnology, medical technology or similar fields, for research laboratories, including wet and dry labs, or uses related to business or research in such fields, including related administrative and business offices and ancillary retail uses. In the event Tenant would have otherwise been entitled to any rent abatement during the period between the Commencement Date and Rent Commencement Date (e.g., in connection with a casualty or condemnation), the Rent Commencement Date shall be extended by the number of days of rent abatement that would have accrued but for the fact that the Rent Commencement Date had not yet occurred.

(b)    Tenant shall have the option to extend the term of this Lease for two successive five (5) year periods (each an “Extended Term”) by giving written notice to Landlord exercising that right not less than twelve (12) months prior to expiration of the initial term or the first Extended Term of this Lease as the case may be. If this option to extend shall be timely exercised, such extension shall be upon the same terms and conditions as contained in this Lease except that the Base Rent for the first (1st) year of any such extended term shall be equal to 102% of the Base Rent being paid for the last month of the term then expiring and shall increase by two percent (2%) per year for each year of the Extended Term after the first (1st) year. Tenant’s right to extend the term of the Lease as hereinabove provided shall be conditioned upon no event of default (continuing beyond the expiration of applicable notice and cure periods) on the part of Tenant continuing at the time Tenant so elects to extend the term of the Lease.

2.    RENT.

(a)    Commencing on the Rent Commencement Date, Tenant shall pay to the Landlord as Base Rent, in legal tender, at the Landlord’s office at 1401 S. Brentwood Blvd., Suite 625, St. Louis, Missouri 63144 or as directed from time to time by Landlord’s notice, the sums set forth in the Base Rent Schedule below. Base Rent shall be paid promptly on the first day of every calendar month of the term, except for the first month’s Base Rent which is due and payable on execution, and pro rata, in advance for any partial month, without demand, the same being hereby waived and without any set-off or deduction whatsoever except to the extent expressly set forth in Section 3 or Section 14 of this Lease. Tenant shall pay a late charge of $500.00 per month for each rent payment not made by the fifth (5th) day of the calendar month in which such payment was due and thereafter the unpaid Base Rent and late charge shall bear interest at the rate of 12% per annum until paid, provided, however, that with respect to the first such late payment in a 12-month period, no such late charge or interest shall accrue unless Tenant shall fail to pay the applicable amount within five (5) days of receipt of written notice from Landlord that the same is past due.

Base Rent Schedule

Time Frame	Annual Base Rent	Monthly Base Rent
Months 1-6	$1,800,000.00	$150,000.00
Months 7-12	$2,261,040.00	$188,420.00
Months 13-18	$2,722,080.00	$226,840.00
Months 19-24	$3,483,120.00	$265,260.00
Months 25-36	$3,644,160.00	$303,680.00
Months 37-48	$3,717,048.00	$309,754.00
Months 49-60	$3,791,388.00	$315,949.00
Months 61-72	$3,867,216.00	$322,268.00
Months 73-84	$3,944,556.00	$328,713.00
Months 85-96	$4,023,456.00	$335,288.00
Months 97-108	$4,103,916.00	$341,993.00
Months 109-120	$4,185,996.00	$348,833.00
Months 121-132	$4,269,720.00	$355,810.00

(b)    It is understood that the Base Rent specified in paragraph (a) was negotiated in anticipation that the Tenant will reimburse Landlord for its proportionate share of Taxes and Operating Expenses on the Property during each calendar year of the term hereof. Therefore, the rental payable throughout the term of the lease shall reflect Tenant’s Share in such costs, as hereinafter set forth in this Section. The annual Base Rent payable pursuant to Section 2 (a) as increased pursuant to this Section 2 (b) is referred to in this Lease as the “Rent”. Certain terms are defined as follows:

“Tenant’s Share”: The amount of Tenant’s pro rata share of Taxes and Operating Expenses during each calendar year. Tenant’s pro rata share shall mean the percentage obtained by dividing the rentable square footage of the Premises by the rentable square footage of the Building (which rentable square footage of the Building is agreed to be 151,830). Accordingly, Tenant's pro rata share of such increase is agreed to be 62.352%.

“Taxes”: (i) All real estate taxes, including State equalization factor, if any, payable (adjusted after protest or litigation, if any) for any part of the term of this Lease, exclusive of penalties or discounts, on the Property, (ii) any taxes which shall be levied in lieu of any such taxes on the gross rentals of the

Property, (iii) any special assessments against the Property which shall be required to be paid during the calendar year in respect to which taxes are being determined, and (iv) expenses incurred by Landlord in contesting the amount or validity of any such taxes, charges or assessments, such expense to be applicable to the period of the item contested. Landlord and Tenant acknowledge and agree that Landlord has received Chapter 100 Tax incentives in connection with a Performance Agreement by and among Landlord, Tenant and St. Louis County, Missouri (the “Performance Agreement”), pursuant to which a payment in lieu of taxes (“PILOTs”) payment will be made by Landlord. Landlord and Tenant each covenant to comply with the terms of the Performance Agreement and ancillary documents related thereto on the part of Landlord and Tenant to be performed and to use reasonable efforts to keep the tax reduction contemplated therein in effect throughout the entire term and in the full amount of abatement contemplated by the Performance Agreement and each party shall be responsible to the other for any costs associated with such party’s failure to do so. Taxes for purposes of this Section 2(b) shall not include (A) sales taxes imposed by any governmental authority, including the Missouri Department of Revenue, in connection with the acquisition of construction materials or equipment for the Landlord’s Work (provided sales taxes imposed by any governmental authority, including the Missouri Department of Revenue, on equipment used in or for the Tenant Improvements shall be payable as part of the Construction Costs in accordance with Exhibit B, it being acknowledged that sales tax for equipment is not abated); (B) income taxes, including, without limitation, state, corporate or franchise taxes, or any inheritance, estate, or gift taxes; or (C) interest or penalties for late payment of any taxes. Notwithstanding, anything to the contrary herein, Tenant acknowledges and agrees to indemnify and reimburse Landlord for one hundred percent (100%) of the amount of any lost tax abatement, under the Chapter 100 financing, arising from or out of Tenant’s failure to fully comply with the terms and conditions of the Performance Agreement, inclusive of a failure to meet and maintain the Target Job Number as set forth in Section 3.3 of the Performance Agreement. In no event shall Tenant be required to reimburse Landlord for Taxes in excess of the Taxes that would have been payable pursuant to the PILOTs payment to the extent the same are imposed as a result of a default by Landlord under the Performance Agreement.

“Operating Expenses”: Those commercially reasonable expenses incurred or paid on behalf of the Landlord to provide for the management, operation and maintenance of the Property or related appurtenances which, in accordance with accepted principles of sound accounting practice used by the Landlord, as applied to the management, operation and maintenance of first class office buildings, are properly chargeable to the management, operation and maintenance of the Property including but not limited to the cost of commercially reasonably premiums and deductibles for insurance described in Section 8 of this Lease, salaries or other benefits of Landlord’s employees or personnel directly engaged in the day-to-day operations and management or maintenance of the Property (however, it being understood that only a pro rata portion of such salaries and other benefits may be charged as an Operating Expense for personnel working part-time on the management or maintenance and operation of the Property, who are also working part-time on other buildings or other matters), condominium association (or sub-association) assessments assessed against the Property (to the extent that the Property ever includes more than one building or condominium unit, Operating Expenses shall only include such assessments as are reasonably and equitably allocated to the Building), any maintenance fees payable by Landlord under any ground lease applicable to the Property, and trustee and/or subdivision assessments, and the cost, as reasonably amortized by the Landlord (using an interest rate equal to the greater of: [i] 6% per annum, or [ii] the interest rate being charged to Landlord by any lender holding a mortgage on the Building, plus one percent [1%]) of any capital improvement made after completion of initial construction of the Building which reduces other Operating Expenses, but in an amount not to exceed such reduction for the relevant year (“Permitted Capital Expenditures”). Operating Expenses shall not include Taxes, franchise or income taxes imposed on the Landlord or any costs or expenses expressly excluded from the definition of Taxes, except to the extent hereinbefore provided, nor the cost to the Landlord of any work or service performed in any instance for any tenant (including the Tenant) at the cost of such tenant or any of the other exclusions set forth on Schedule 2 attached hereto and incorporated herein by reference. If the Landlord is not furnishing any particular work or service (the cost of which if performed by the Landlord would constitute an Operating Expense) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by the Landlord, Operating Expenses shall be deemed for the purposes of this Section to be increased by an amount equal to the additional operating expense which would reasonably have been incurred during such period by the Landlord if it had at its own expense furnished such work or service to such tenant, provided, however, that in no event shall Landlord be permitted to so “gross up” Operating Expenses to an amount that would allow Landlord to collect more in Operating Expense reimbursements than the Operating Expenses actually incurred by Landlord.

Tenant agrees, at Landlord’s request, to pay, as additional rent, Tenant’s Share due for the ensuing twelve (12) months, as estimated by Landlord from time to time, in twelve (12) monthly installments, each in an amount equal to 1/12th of Tenant’s Share so estimated by Landlord commencing on the first day of the month following the month in which Landlord notifies Tenant of the amount of such estimated Tenant’s Share. If, as finally determined, Tenant’s Share shall be greater than or be less than the aggregate of all installments so paid on account to the Landlord for such twelve (12) month period, then Tenant shall pay to Landlord the amount of such underpayment, or the Landlord shall credit (or pay, in the event this Lease has expired or been earlier terminated) Tenant for the amount of such overpayment, as the case may be. It is the intention hereunder to estimate the amount of Taxes and Operating Expenses for each year and then to adjust such estimate in the following year based on actual Taxes and Operating Expenses incurred and/or paid by Landlord. The obligation of the Tenant with respect to the payment of Rent as well as the parties’ respective reconciliation obligations set forth herein shall survive the termination of this Lease. Any payment, refund, or credit made pursuant to this Paragraph (b) shall be made without prejudice to any right of the Tenant to dispute the statement as provided in Paragraph (d) of this Section, or of the Landlord to correct, any item(s) as billed pursuant to the provisions hereof.

(c)    Upon receipt of the Landlord’s statement, Tenant does hereby covenant and agree promptly to pay the increases in Rent pursuant to Paragraph (b) of this Section as and when the same shall become due and payable, without further demand therefor, and without any set-off or deduction whatsoever, except as set forth in Section 3 or Section 14 of this Lease. Failure to give such statement shall not constitute a waiver by Landlord of its right to require an increase in Rent pursuant to the provisions hereof.

(d)    Landlord should keep accurate and separate books of account covering Operating Expenses and Taxes. Within ninety (90) days after receipt of such statement, Tenant shall have the right to elect to inspect the books of Landlord during the business hours of Landlord at Landlord’s office in the Building or, at Landlord’s option, at such other location that Landlord may specify within the St. Louis metropolitan area, for the purpose of verifying information in such statement. Tenant and its auditor shall execute a confidentiality agreement reasonably acceptable to Landlord relating to such audit and the information relating thereto. Unless Tenant asserts specific error(s) within one hundred eighty (180) days after delivery of such statement, the statement shall be deemed to be correct. Should Tenant’s third-party auditor confirm that Tenant’s share of Operating Expenses or Real Estate Taxes was overstated or understated, Landlord shall refund to Tenant such overpayment, or Tennant shall pay to Landlord such underpayment, respectively. Should Tenant’s third-party auditor confirm that Tenant’s share of Operating Expenses or Taxes was overstated by more than 3%, Landlord shall pay to Tenant its reasonable costs incurred in connection with such examination, not to exceed Four Thousand and No/100 Dollars ($4,000.00). Further, in the event that Tenant’s share of Operating Expenses or Taxes was not overstated by more than 3%, Tenant shall pay to Landlord its reasonable costs incurred in connection with such examination, not to exceed Four Thousand and No/100 Dollars ($4,000.00). This subsection shall survive the expiration or earlier termination of the Lease.

(e)    After the expiration of any tax abatement or period of PILOTs under the Chapter 100 financing transaction, Landlord shall exercise commercially reasonable efforts to contest Taxes as if Landlord were paying the same directly without reimbursements from tenants. No decrease in Taxes and/or Operating Expenses shall reduce Tenant’s Rent below the annual Base Rent set forth in Paragraph (a) of this Section.

(f)    All costs and expenses which Tenant assumes or agrees to pay to Landlord pursuant to this Lease shall be deemed additional rent and, in the event of non-payment thereof, Landlord shall have all the rights and remedies herein provided for in case of non-payment of Rent.

3.    SERVICES. Landlord shall maintain the Common Areas of the Property (such as lobbies, stairs, atriums, corridors and restrooms) and the Limited Common Elements over which Landlord has control, and any Building systems serving more than one tenant, in good order and condition in a manner consistent with comparable Class A office buildings in the St. Louis, Missouri metropolitan area (West County submarket) except for damage occasioned by the negligent act of Tenant, its employees, agents or invitees, and Landlord shall also provide the following services during reasonable and usual business hours for the term of this Lease as follows and otherwise in a manner consistent with comparable Class A office buildings in the St. Louis, Missouri metropolitan area (West County submarket):

(a)    Air-conditioning and heat for normal purposes only, to provide in Landlord’s reasonable judgment comfortable occupancy Monday through Friday from 7:00 a.m. to 6:00 p.m. and Saturday from 8:00 a.m. to 3:00 p.m., Sundays and holidays excepted. Landlord agrees that the HVAC system will be designed to be sufficient to provide temperature and humidity ranges consistent with comparable, recently constructed Class A office buildings in the St. Louis, Missouri metropolitan area (West County submarket), but that the actual performance of the HVAC system will depend on Tenant’s use of Premises. Tenant agrees not to use any apparatus or device, in or upon or about the Premises which in any way may increase the amount of such services usually furnished or supplied to tenants in the Building, and Tenant further agrees not to connect any apparatus or device with the conduits or pipes, or other means by which such services are supplied, for the purpose of using additional or unusual amounts of such services, without written consent of Landlord. Should Tenant use such services under this provision to excess, Landlord reserves the right to charge for such services, provided that Landlord shall provide Tenant with reasonable notice of such excess usage and an opportunity to adjust Tenant’s usage accordingly. The charge shall be payable as additional rental. Should Tenant refuse to make payment upon receipt of written invoice of Landlord accompanied by reasonable supporting documentation, such excess charge shall constitute a breach of the obligation to pay Rent under this Lease and shall entitle Landlord to the rights hereinafter granted for such breach.

(b)    Electric power for lighting and operation of office machines on a 24/7 basis, air conditioning and heating as may be required for comfortable occupancy of the Premises between Monday and Friday from 7:00 a.m. to 6:00 p.m., and Saturday from 8:00 a.m. to 3:00 p.m., Sundays and holidays excepted, provided that the parties acknowledge that certain lab spaces in the Premises will be designed to maintain a constant temperature at all times (but that the actual performance of the HVAC system will depend on Tenant’s use of Premises). Landlord shall, at Tenant’s request, provide after-hour HVAC use, understanding that charges to Tenant, if any, for after-hour HVAC usage shall be charged on the basis of Landlord’s actual cost, which will be estimated from time to time for the benefit of the Tenant’s planning. After-hours HVAC charges will not increase without thirty (30) days’ prior written notice to Tenant. Tenant shall have controls in the Premises enabling Tenant to directly initiate after-hours HVAC. Except as expressly provided herein, electric power furnished by the Landlord is intended to be that consumed in normal use for lighting, heating, ventilating, air conditioning and small office machines, desktop computers and word processing equipment. Landlord reserves the right, if consumption of electricity exceeds that required for normal use as specified, to include a charge for such electricity as an addition to the monthly rental with such charge to be based upon the average cost per unit of electricity for this Building applied to the excess use as determined by an independent engineer selected by the Landlord, or at Landlord’s option, to be determined by a submeter to be furnished and installed at Tenant’s expense. If the Tenant refuses to pay upon receipt of written invoice of Landlord accompanied by reasonable supporting documentation regarding such excess charge, such refusal shall constitute a breach of the obligation to pay Rent under this Lease and shall entitle Landlord to the rights hereinafter granted for such breach. In addition, the parties agree that the on-site generator has a total capacity of 300kW, 30 kW of which is needed for Building systems and the balance of which is available to be shared by all tenants in accordance with each tenant’s Tenant’s Share.

(c)    Water for drinking, lavatory and toilet purposes from the regular Building supply (at the prevailing temperature) through fixtures installed by Landlord, (or by Tenant with Landlord’s written consent); Landlord acknowledges and agrees that the Building’s water supply will be designed based on Tenant’s lab use and related emergency showers (provided that to the extent such showers are actually used, Tenant shall be responsible for additional water costs resulting therefrom).

(d)    Lighting replacement, public restroom supplies, window washing with reasonable frequency and janitor service to the Premises during the times and in the manner that such janitor services are customarily furnished in general office buildings in the area, provided that such janitorial service shall be not less frequently than five (5) nights per week except for weeks in which federal holidays are recognized.

(e)    Parking will be provided to the Building on parking lots or parking garages close by and adjacent thereto on an unallocated basis at a rate of no less than 2.25 parking spaces per 1,000 rentable square feet. Tenant acknowledges that a substantial portion of the parking area is located in Common Elements that are subject to the control of the Association and/or Sub-Association, and the cost of operating, lighting and maintaining the same is currently included in the assessments levied by the Association and/or Sub-Association (the amounts of which are subject to reimbursement as Operating Expenses hereunder in accordance with Section 2[b]). Landlord shall not charge Tenant any fees for use of the parking areas controlled by the Association or Sub-Association in excess of those fees charged to Landlord by the Association or Sub-Association, respectively. Similarly, Landlord will not charge Tenant for the use of any parking spaces located on the Property (beyond Tenant’s Share of the cost of lighting, operating, maintaining, repairing and replacing the same in accordance with Section 2[b]). In addition, the parking facilities located on the Property shall include at least three (3) spaces equipped for charging of electric vehicles (it being agreed that the costs of electricity for such charging stations shall be reimbursable as an Operating Expense).

(f)    Landlord agrees to maintain the exterior (including exterior windows) and interior of the Building and Property to include lawn and shrub care and other landscaping, snow removal, maintenance of the structure, roof, foundation and slab, mechanical, electrical, plumbing and fire / life safety equipment (including, without limitation, HVAC system), and architectural finish, excluding only those items specifically excepted elsewhere in this Lease, the costs of all of which are subject to reimbursement as Operating Expenses in accordance with Section 2(b) hereof.

(g)    Landlord may close the Building at 6:00 p.m. Monday through Friday, 3:00 p.m. on Saturday and all day Sunday and holidays, or at such other hours as Landlord may from time to time reasonably determine; after which hour admittance may be gained only under such regulations as may from time to time be prescribed by Landlord. Notwithstanding the foregoing, but subject to any limitations set forth in the Condominium Documents and the ground lease, Tenant shall have access to the

Premises and parking areas as well as use of utilities 24 hours per day, subject to reasonable rules promulgated by Landlord.

(h)    Passenger elevator service, daily from 7:00 a.m. to 6:00 p.m., and Saturday from 8:00 a.m. to 3:00 p.m., Sunday and holidays excepted, provided, however, that at least one elevator shall provide service to all floors of the Premises at all times. Automatic elevator service shall be deemed “elevator services” within the meaning of this paragraph.

Landlord shall make reasonable effort to provide the foregoing services, but in any event (except as expressly provided below), shall not be liable for damages, nor shall the rental herein reserved be abated for failure or any delay in furnishing any of the foregoing services when there are disturbances or labor disputes of any character, or by inability to secure electricity, fuel, supplies, machinery, equipment or labor, or by the making of necessary repairs or improvements to Premises, or unavailability of utilities due to governmental restrictions, nor shall the temporary failure to furnish any of such services be construed as an eviction of Tenant or relieve Tenant from the duty of observing and performing any of the provisions of this lease, provided Landlord uses reasonable efforts to cure such interruption. In the event Tenant is unable to and does not use a portion of the Premises for its business purposes as a result of Landlord’s failure to comply with its maintenance or legal compliance obligations under the Lease or an interruption in access to the Premises or in any service or parking which Landlord is obligated to provide under the Lease, either due to causes within Landlord’s reasonable control or which Landlord is able to rectify (regardless of the cause of the interruption), and such event continues for seventy-two (72) hours after Tenant’s written notice thereof to Landlord (or five (5) or more non-consecutive business days in any period of thirty (30) consecutive calendar days or less), then Tenant shall be entitled to a proportionate abatement of rent and any other charges due from Tenant under the terms of the Lease, which abatement shall commence as of the first day after the occurrence of such event (i.e., after the expiration of said 72-hour period or after the expiration of said 5th business day of interruption in the case of non-consecutive business days of interruption occurring during any period of thirty (30) consecutive days or less) and shall be proportioned based upon the relative size of the portion of the Premises that Tenant is unable to use, in relation to the entire Premises.

4.    QUIET ENJOYMENT. So long as Tenant shall observe and perform the covenants and agreements binding on it hereunder, Tenant shall, at all times during the term herein granted, peacefully and quietly have and enjoy possession of the Premises without any encumbrance and hindrance by, from or through Landlord, or anyone else lawfully claiming an interest in the Premises, subject, however, to the terms and conditions of this Lease.

5.    CERTAIN RIGHTS RESERVED TO THE LANDLORD. Landlord reserves the following rights:

(a)    To name the Building and to change the name or street address of the Building (Landlord shall endeavor to provide Tenant reasonable advance notice of any such change).

(b)    To install and maintain a sign or signs on the exterior or interior of the Building (subject to Tenant’s signage rights expressly set forth in this Lease and, to the extent Landlord installs any additional signage such as a monument sign Tenant shall be entitled to a pro rata share of such signage so long as Tenant is not in default of this Lease beyond the expiration of applicable notice and cure periods and has not vacated or abandoned the Premises, provided that Permitted Closures [as hereinafter defined] shall not constitute vacation or abandonment).

(c)    To designate all sources furnishing sign painting and lettering, ice, drinking water, towels, toilet supplies, shoe shining, vending machines, mobile vending service, catering, and like services used on the Premises or in the Building.

(d)    During the last ninety (90) days of the term, if during or prior to that time the Tenant vacates the Premises, to decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy, without affecting Tenant’s obligation to pay rental for the Premises.

(e)    To constantly have pass keys to the Premises (provided that any access by Landlord utilizing such pass keys shall be subject to the terms of this Lease).

(f)    On reasonable prior notice to the Tenant, to exhibit the Premises to prospective tenants during the last twelve (12) months of the term, and to any prospective purchaser, mortgagee, or assignee of any mortgage on the Property and to others having a legitimate interest at any time during the term.

(g)    At any time in the event of an emergency, and otherwise at reasonable times, to take any and all measures, including inspections, repairs, alterations, additions and improvements to the Premises or to the Building, as may be necessary or desirable for the safety, protection or preservation of the Premises or the Building or the Landlord’s interests, or as may be necessary or desirable in the operation or improvement of the Building or in order to comply with all laws, orders, requirements of governmental or other authority, the Condominium Documents provided, however, that (A) Landlord shall provide Tenant at least 24 hours advance verbal notice of such entry (except: [i] in cases of emergency, in which event Landlord shall provide such advance notice as shall be reasonably practicable under the circumstances, and [ii] with respect to repeat, scheduled entries such as janitorial service); and (B) in no event shall Landlord exercise the foregoing rights in a manner so as to reduce the usable square footage of the Premises (other than to a de minimis extent).

(h)    To install vending machines of all kinds in the Premises, and to provide mobile vending service therefor, and to receive all of the revenue derived therefrom, provided, however, that no vending machines shall be installed by Landlord in the Premises nor shall any mobile vending service be provided therefor, unless Tenant so requests.

6.    ESTOPPEL CERTIFICATES. Upon delivery of the Premises to Tenant, and thereafter within fifteen (15) days following the written request of Landlord, from time to time (not more often than twice per calendar year, except in connection with a legitimate refinancing or sale of the Building) Tenant shall execute, acknowledge, and deliver to the condominium association, Landlord, Landlord’s mortgagee, proposed mortgagee, land lessor or proposed purchaser of the Premises or any part thereof, an estoppel certificate, which estoppel certificate shall state whether the Lease is in full force and effect and whether any changes may have been made to the original Lease; whether, to Tenant’s knowledge, there are any defaults by Landlord and, if so, the nature of such defaults; whether rent has been paid more than thirty (30) days in advance; disclose any security deposits, if any; and such other matters pertaining to the status of this Lease as Landlord may reasonably request.

7.    INDEMNIFICATION.

(a)    Tenant hereby releases Landlord from any liability for any loss or damage of any kind or for any injury or death of persons or damage to property of Tenant or any other person from any cause whatsoever by reason of the use, occupancy or enjoyment of the Premises by Tenant or any person therein or holding under Tenant except to the extent of the recklessness or willful misconduct of Landlord. Subject to the mutual waiver of subrogation set forth in Section 8(d), Tenant agrees to, and hereby does, indemnify, defend and save harmless Landlord, its agents and employees from all claims, actions, demands, damages, costs, expenses and liabilities whatsoever, including reasonable attorney’s fees, on account of any real or claimed loss, damage or liability occurring in or at the Premises, or arising out of the use, occupancy or enjoyment of the Premises by Tenant or its agents, contractors, employees or invitees, or occasioned in whole or in part by the negligence or willful misconduct of Tenant, its agents, contractors, employees or invitees, or the breach of this Lease by Tenant, provided, however, that in no event shall Tenant’s indemnification or hold harmless obligations in this Lease be construed as requiring Tenant to indemnify or hold harmless the Landlord or any other person or entity claiming under Landlord for any damages or injuries to the extent caused by the recklessness or willful misconduct of Landlord or such other person or entity or their respective employees, contractors or agents.

(b)    Subject to the mutual waiver of subrogation set forth in Section 8(d), Landlord agrees to, and hereby does, indemnify, defend and save harmless Tenant, its agents and employees from all claims, actions, demands, damages, costs, expenses and liabilities whatsoever, including reasonable attorney’s fees, on account of any real or claimed loss, damage or liability arising out of (i) recklessness or willful misconduct of Landlord, its agents, contractors, employees or invitees; or (ii) the breach of this Lease by Landlord, provided, however, that in no event shall Landlord’s indemnification or hold harmless obligations in this Lease be construed as requiring Landlord to indemnify or hold harmless Tenant or any other person or entity claiming under Tenant for any damages or injuries to the extent caused by the negligence or willful misconduct of Tenant or such other person or entity or their respective employees, contractors or agents.

8.    INSURANCE/RELEASE.

(a)    Tenant agrees that from and after the date of delivery of the Premises from Landlord to Tenant and continuing throughout the term of this Lease, Tenant shall carry and maintain, at its sole cost and expense, general public liability insurance covering the Premises and Tenant’s use thereof against claims for bodily injury or death and property damage occurring upon, in or about the Premises. Such insurance shall have limits of not less than Two Million Dollars ($2,000,000.00) for bodily injury or death or property damage arising out of any one occurrence and Five Million Dollars ($5,000,000.00) in the aggregate annually. The liability insurance coverage required under this Section 8(a) shall, in addition, extend to any liability of Tenant arising out of the indemnities made by Tenant provided in Section 7 hereof. All policies of insurance provided for in this Section 8(a) shall be issued in form reasonably acceptable to Landlord by insurance companies reasonably acceptable to Landlord and qualified to do business in Missouri. Each policy described in this Section 8(a) shall name Landlord as an additional insured using an industry standard additional insured endorsement (Landlord as additional insured); a certificate thereof shall be delivered to Landlord within fifteen (15) days after delivery of possession of the Premises to Tenant and thereafter within fifteen (15) days prior to the expiration of each policy; and shall be written as a primary policy which does not contribute to and is not in excess of coverage which Landlord may carry. The insurance coverage required under this Section 8(a) may be a blanket policy covering the Premises and other properties leased or owned by Tenant. Tenant shall, at all times during the term of this Lease, maintain in effect insurance coverage covering all personal property belonging to, leased by, or in the care or custody of Tenant, and located in the Premises or elsewhere on the Property in an amount not less than 100% of the full replacement costs as reasonably determined by Tenant, providing protection against perils that are covered under standard insurance practices within the classification of “all risk” or “special form” property insurance, to include insurance against sprinkler damage, vandalism and malicious mischief.

(b)    Landlord shall maintain in effect at all times during the term of this Lease the following types of insurance coverage, in the amounts specified and in the form hereinafter provided for the cost of all of which is subject to reimbursement of Tenant’s Share by Tenant in accordance with the provisions of Section 2 as herein provided:

(i)    Public Liability and Property Damage. Landlord shall at all times during the term of this Lease carry and maintain General Public Liability Insurance covering the common areas of the Property of which the Premises is a part against claims for bodily injury or death or property damage occurring upon, in or about such areas. Such insurance shall have limits of not less than Two Million Dollars ($2,000,000.00) for bodily injury or death or property damage arising out of any one occurrence and Five Million Dollars ($5,000,000.00) in the aggregate annually.

(ii)    Real and Personal Property of Landlord. Landlord shall at all times during the term of this Lease maintain in effect insurance coverage covering the Building of which the Premises constitutes a part (including exterior walls, leasehold improvements, downspouts, gutters and roof and excluding all fixtures and property required to be insured by Tenant pursuant to Section 8(a) in an amount not less than one hundred percent (100%) of full replacement cost, providing protection against perils that are covered under standard insurance industry practices within the classification of “All Risk” or “Special Form” property insurance to include insurance against sprinkler damage, vandalism, malicious mischief, loss of rents, and such earthquake and flood coverage as Landlord deems appropriate.
(iii)    Other Insurance. Such other insurance as Landlord deems reasonable and prudent, provided that (i) such coverage is consistent with coverages being required by landlords of comparable Class A office buildings in the St. Louis, Missouri metropolitan area (West County submarket); and (ii) in no event shall Tenant be required to obtain additional types or amounts of coverages more often than once every three (3) years.

(c)    All personal property belonging to Tenant or any occupant of the Premises that is in or on any part of the Property shall be there at the risk of Tenant or such other person only, and Landlord, its agents and employees shall not be liable for any damage thereto or for the theft or misappropriation thereof, and Tenant hereby releases Landlord, its agents and employees from any and all liability for such loss or damage as set forth in Section 8(d) below. Neither Landlord nor its agents or employees shall be liable for any damage or loss resulting from business interruption at the Premises arising out of or incident to the occurrence of any of the perils which can be covered by an “All Risk” business interruption policy, and Tenant does hereby expressly release Landlord, its agents and employees of and from any and all liability for such damages or loss except to the extent arising due to the recklessness or willful misconduct of Landlord or such parties.

(d)    Anything in this Lease to the contrary notwithstanding, each of Landlord and Tenant hereby waives any and all rights of recovery, claims, actions or causes of action against the other party, or such other party’s employees, agents or contractors, for any loss or damage to the Premises, to the Building or Property, to any personal property of the other party, or to the loss of business by the other party, arising from any cause that (i) would be insured against under the terms of any insurance required to be carried under the Lease or (ii) is insured against under the terms of any insurance actually carried, regardless of whether such insurance is required to be carried under the Lease. Each of Landlord and Tenant agrees that in the event of any such loss or damage, it shall look solely to its insurance for recovery. The effect of such waiver is not limited by the amount of such insurance actually carried or required to be carried, to the actual proceeds received after a loss or to any deductible applicable thereto, and either party’s failure to carry insurance required under the Lease shall not invalidate such waiver. The foregoing waiver shall apply regardless of the cause or origin of any such claim, including, without limitation, the fault or negligence of either party or such party’s employees, agents or contractors. Each party shall cause the insurance company that issues property insurance to such party to waive any rights of subrogation with respect to such property insurance and shall cause the insurance company to issue an endorsement to evidence compliance with such waiver of subrogation. Each of Landlord and Tenant shall bear the costs associated with obtaining such waiver of subrogation from its insurance company (provided the cost of any such endorsements to Landlord’s policy shall be subject to reimbursement as an Operating Expense in accordance with Section 2[b]). This provision shall survive the expiration or earlier termination of the Lease.

9.    HOLDING OVER. Unless otherwise agreed to in writing by Landlord and Tenant, if Tenant retains possession of the Premises, or any part thereof, after the termination of the term, Tenant shall be deemed to be in default hereunder, and Landlord shall have any and all remedies provided for in this Lease, and at law or in equity; and in addition thereto, Tenant shall pay Landlord Base Rent at one and one half the monthly rate in effect immediately prior to the termination of the term for the time Tenant thus remains in possession. The provisions of this Section 9 do not exclude Landlord’s right of re-entry or any other right hereunder. No such holding over shall be deemed to constitute a renewal or extension of the term hereof. Tenant shall not be liable for any consequential damages associated with any holdover unless such holding over exceeds sixty (60) days and, with respect to consequential damages arising from an anticipated lease transaction with an incoming tenant for the Premises or a portion thereof, Landlord provides Tenant at least thirty (30) days’ prior written notice of such anticipated lease transaction.

10.    ASSIGNMENT AND SUBLETTING. The Tenant shall not, without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed (and Landlord agrees to either provide or withhold such consent, which withholding shall be accompanied by stated reasons therefor, within fifteen (15) business days of receipt of the request for consent from Tenant), (a) assign, convey, mortgage, pledge, encumber or otherwise transfer (whether voluntarily or otherwise) this Lease or any interest under it; (b) allow any transfer thereof by operation of law; (c) sublet the Premises or any part thereof, or (d) permit the use of occupancy of the Premises or any part thereof by anyone other than the Tenant. No such assignment, transfer or sublease, whether approved by Landlord or not, shall relieve Tenant of any obligations of Tenant under this Lease.

If Tenant wishes to sublet all or part of the Premises, Tenant shall give notice in writing (by certified mail or by personal delivery) of such intention to Landlord, and thereupon, Landlord shall have, within fifteen (15) business days of receipt of such notice, the right to terminate this Lease with respect to the portion of the Premises Tenant desires to sublet or to approve said subletting by written notice to Tenant (provided that Tenant may, at its option, exercisable within five (5) days of receipt of written notice from Landlord exercising such right to terminate, elect to withdraw its request to sublease, in which event this Lease shall continue uninterrupted). If the subletting is approved and rents under the sublease are greater than the Rents provided for herein, then Landlord shall have the further option either to (a) convert the sublease into a prime lease and receive all rents, in which case Tenant will be relieved of further liability hereunder with respect to the subleased premises and under the proposed sublease (provided that Tenant may, at its option, exercisable within five (5) days of receipt of written notice from Landlord exercising such right to convert the sublease, elect to withdraw its request to sublease, in which event this Lease shall continue uninterrupted) or (b) to require Tenant to remain liable under this Lease, in which event Tenant shall be entitled to retain such excess rents.

If this Lease be assigned or if the Premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the Rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of Tenant’s covenants contained in this Lease or the acceptance of such assignee, subtenant or occupant as Tenant, or a release of Tenant from further performance by Tenant of covenants on the part of Tenant herein contained.

Notwithstanding anything to the contrary set forth in this Section 10 or otherwise in this Lease, the consent of Landlord shall not be required for, and no recapture or termination right or profit sharing shall be triggered by, any sublease or assignment to any entity (i) into or with which Tenant or Tenant’s parent company is merged or consolidated, (ii) which acquires ownership interests in Tenant or Tenant’s parent company by way of sale, transfer or issuance of stock or other ownership interests, (iii) which acquires all or substantially all of Tenant’s or Tenant’s parent company’s assets by purchase, merger or other means, and/or (iv) controlled by, controlling or under common control with Tenant. Changes of ownership or control (direct or indirect) in Tenant (including through the sale of substantially all of its assets or through merger) shall not require the consent of Landlord hereunder or otherwise, provided that, with respect to a sale of substantially all of Tenant’s assets, this Lease is assigned to and assumed by the entity acquiring such assets. Without limiting the generality of the foregoing, any changes of ownership (direct or indirect) in Tenant occurring through the “over the counter market” or nationally (domestic or foreign) recognized stock exchanges shall not require the consent of Landlord hereunder or otherwise.

11.    CONDITION OF THE PREMISES. Except as otherwise agreed to in writing and subject to Landlord’s representations, warranties and ongoing covenants expressly set forth in this Lease (including, without limitation, Landlord’s obligations to obtain and enforce construction warranties and correct punch-list items), Tenant’s taking possession of the Premises shall be conclusive evidence as against the Tenant that the Premises were in good order and satisfactory condition when the Tenant took possession, except as to latent defects. No promise of the Landlord to alter, remodel, repair or improve the Premises or the Building and no representation respecting the condition of the Premises or the Building have been made by Landlord to Tenant, other than as may be contained herein (including Exhibit B hereto) or in a separate agreement signed by Landlord and Tenant. At the termination of this Lease, the Tenant shall return the Premises broom-clean and in as good a condition as when the Tenant took possession, ordinary wear and loss by fire or other casualty and Landlord’s obligations under this Lease excepted (and provided that Tenant shall not have any obligation to remove any improvements or alterations except to the extent expressly set forth in this Lease), failing which the Landlord may restore the Premises to such condition and the Tenant shall pay the reasonable cost thereof upon receipt of written invoice therefor accompanied by reasonable supporting documentation.

12.    USE OF PREMISES. The Tenant agrees to comply with the following rules and regulations and with such reasonable modifications thereof and additions thereto as the Landlord may hereafter from time to time make for the Building; provided, however, such modifications or additions thereto shall be for the operation, safety, security and maintenance of the Building, shall be in conformity with common practice and usage in similar buildings, shall not be inconsistent with the provisions of this Lease, and shall apply to all tenants and occupants of the Building, and provided further that a copy thereof shall have been received by Tenant. In the event of conflict between any future modifications or additions to the rules and regulations and the terms of this Lease, this Lease shall control. The Landlord shall not be responsible for the non-observance by any other tenant of any of said rules and regulations. Landlord shall not discriminate against Tenant in the enforcement of any rules and regulations.

(a)    The Tenant shall not exhibit, sell or offer for sale on the Premises or in the Building any article or thing except those articles and things essentially connected with the stated use of the Premises by the Tenant without the advance consent of the Landlord.

(b)    The Tenant will not make or permit to be made any use of the Premises or any part thereof which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease, or the Condominium Documents, or which directly or indirectly is forbidden by public law, ordinance or governmental regulation or which may be dangerous to life, limb or property, or which may invalidate or increase the premium cost of any policy of insurance carried on the Building or covering its operation (provided that Landlord hereby confirms that the permitted use of the Premises as expressly described in this Lease shall not cause any such invalidations or increases), or which will suffer or permit the Premises or any part thereof to be used in any manner or anything to be brought into or kept therein which, in the judgment of Landlord, shall in any way impair or tend to impair the character, reputation or appearance of the Property as a high quality office building, of which will impair or interfere with any of the services performed by Landlord for the Property.

(c)    The Tenant shall not display, inscribe, print, paint, maintain or affix on any place in or about the Building any sign, notice, legend, direction, figure or advertisement, except on the doors of the Premises and on the Directory Board, and then only such name(s) and matter, and in such color, size, place and materials, as shall first have been approved in writing by the Landlord. The listing of any name other than that of Tenant, whether on the doors of the Premises, on the Building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the Premises or be deemed to be the written consent of Landlord mentioned in Section 10, it being expressly understood that any such listing is a privilege extended by Landlord revocable at will by written notice to Tenant.

(d)    The Tenant shall not advertise the business, profession or activities of the Tenant conducted in the Building in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining to such business address of the Tenant, and shall never use any picture or likeness of the Building in any circulars, notices, advertisements or correspondence without the Landlord’s reasonable consent.

(e)    No additional locks or similar devices shall be attached to any door or window without Landlord’s prior written consent. No keys for any door other than those provided by the Landlord shall be made. If more than two keys for one lock are desired, the Landlord will provide the same upon payment by the Tenant. All keys must be returned to the Landlord at the expiration or termination of this Lease.

(f)    Except as expressly provided herein with respect to Cosmetic Decorations, Tenant shall not make any alterations, improvements or additions to the Premises including, but not limited to, wall coverings and special lighting installations, without the Landlord’s advance written consent in each and every instance, which consent shall not be unreasonably withheld, conditioned or delayed. In the event Tenant desires to make any alterations, improvements or additions, Tenant shall first submit to Landlord plans and specifications therefor and obtain Landlord’s written approval thereof prior to commencing any such work, which approval shall not be unreasonably withheld, conditioned or delayed. Notwithstanding anything to the contrary set forth in this paragraph, Tenant shall be permitted, without the consent of Landlord but with prior written notice to Landlord, to make improvements or alterations which are (i) nonstructural in nature, (ii) decorative or cosmetic, including, without limitation, repainting, re-carpeting, re-flooring, hanging wall coverings, and hanging pictures and light-weight shelving, (iii) which do not involve the relocation of any interior demising walls; (iv) which do not adversely affect any third-party tenants or any Building systems; (v) which cannot be seen from the exterior of the Premises; and (vi) the cost of which does not exceed Fifty Thousand and 00/100 Dollars ($50,000.00) per item of alteration, and One Hundred Thousand and 00/100 Dollars ($100,000.00) per project (improvements or alterations meeting all of the foregoing requirements are hereinafter “Cosmetic Decorations”). All alterations, improvements or additions, whether temporary or permanent in character, that were made with Landlord’s written approval in or upon the Premises, and which are not required to be removed by any governmental authority, shall become Landlord’s property and shall remain upon the Premises at the termination of this Lease without compensation to Tenant (excepting only Tenant’s movable office furniture, trade fixtures, office and professional equipment). All alterations, improvements or additions, whether temporary or permanent in character that were not made with Landlord’s written approval or which are required by any governmental authority to be removed, shall at Landlord’s option, be removed by Tenant prior to expiration or termination of this Lease. Any damage caused by or resulting from the removal of Tenant’s office furniture, trade fixtures, and office and professional equipment may be repaired by the Landlord at Tenant’s reasonable cost and expense.

(g)    All persons entering or leaving the Building after hours on Monday through Friday, or at any time on Saturdays, Sundays, or holidays, may be required to do so under such regulations as the Landlord may reasonably impose. The Landlord may exclude or expel any peddler.

(h)    The Tenant shall not overload any floor. The Landlord may direct the time and manner of delivery, routing and removal, and the location, of safes and other heavy articles.

(i)    Unless the Landlord gives advance written consent (it being agreed that any such items constructed as part of the Tenant Improvements are consented to by Landlord), the Tenant shall not install or operate any steam or internal combustion engine, boiler, machinery, refrigerating or heating device (other than refrigerators, coffee machines and microwave ovens located in established kitchen or lab areas) or air-conditioning apparatus in or about the Premises, or carry on any mechanical business therein, or use the Premises for housing accommodations or lodging or sleeping purposes, or do any cooking therein (except microwave ovens), or use any illumination other than electric light, or use or permit to be brought into the Building any inflammable fluids such as gasoline, kerosene, naphtha, and benzine, or any explosives, radioactive materials or other articles deemed extra hazardous to life, limb or property; provided, however, that Landlord acknowledges and agrees that a significant portion of the Premises shall be used for lab purposes and Tenant shall be permitted to utilize such equipment and materials in such lab areas as are customarily used by Tenant in its business operations without obtaining any prior consent by Landlord, provided further that the use of such materials is in a manner and in quantities as are in compliance with applicable laws and regulations. The Tenant shall not use the Premises for any illegal or immoral purpose.

(j)    The Tenant shall cooperate fully with the Landlord to assure the effective operation of the Building’s air-conditioning system, including the closing of venetian blinds and drapes, and if windows are operable to keep them closed when the air-conditioning system is in use.

(k)    The Tenant shall not contract for any work or service which might involve the employment of labor incompatible with the Building employees or employees of contractors or subcontractors doing work or performing services by or on behalf of the Landlord. In the event of any such labor dispute, Landlord shall reasonably cooperate with Tenant to resolve any such labor dispute.

(l)    The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by the Tenant or used for any purpose other than for ingress to and egress from its Premises. The halls, passages, exits, entrances, elevators, stairways and roof are not for the use of the general public and the Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of the Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom the Tenant normally deals in the ordinary course of Tenant’s business unless such persons are engaged in illegal activities. Neither Tenant nor any employees or invitees of Tenant shall go upon the roof or in the mechanical or electrical rooms of the Building. Landlord shall reasonably cooperate with Tenant to accommodate a request by Tenant to install a communications antenna or satellite dish on the roof of the Building (at no charge by Landlord to Tenant and, in connection therewith, there shall be no charge for Tenant’s use of Tenant’s share of risers, plenum electrical or phone space), provided: (i) Tenant shall execute a separate License Agreement on Landlord’s standard form regarding the installation and maintenance of such antenna or satellite, and (ii) the installation of such antenna or satellite: (x) is allowed by any lender holding a security interest in the Property; (y) is allowed by the Association and Sub-Association to the extent their consent is required under the Condominium Documents, and (z) does not invalidate any roof warranty applicable to the Building.

(m)    Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to the Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought in or kept in or about the Property.

(n)    Tenant shall see that the doors, and windows, if operable, of the Premises are closed and securely locked before leaving the Building and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before Tenant or Tenant’s employees leave the Building.

(o)Smoking shall be prohibited in the Building and may be enforced to the stricter standards of either the Landlord or the County of St. Louis, Missouri. Areas outside the main first floor entrance of the Building shall be designated as a no smoking area prohibiting smoking inside and outside of this entrance, and smoking may be permitted outside the Building in areas designated from time to time by Landlord.

(p)Tenant will comply with any reasonable requirements of any condominium association or sub-association having control over the Common Elements or Limited Common Elements, including any reasonable regulations with respect to the use of the parking lots.

In addition to all other liabilities for breach of any covenant of this Section, the Tenant shall pay to the Landlord an amount equal to any increase in insurance premiums payable by the Landlord or any other tenant in the Building, caused by such breach, provided that Landlord provides Tenant with written notice of the underlying issue and a reasonable opportunity to cure the same.

13.    REPAIRS. Tenant shall give to Landlord prompt written notice of any damage to, or defective condition in any part or appurtenance of the Building’s plumbing, electrical, heating, air-conditioning or other systems serving, located in, or passing through the Premises that Tenant becomes aware of. Subject to the provisions of Section 3, 12 and 14, the Tenant shall, at the Tenant’s own expense, keep the Premises in good order, condition and repair during the term, and the Tenant, at the Tenant’s expense, shall comply with all laws and ordinances, and all rules and regulations of all governmental authorities and of all insurance bodies at any time in force, applicable to the Premises or to the Tenant’s use thereof, except that the Tenant shall not hereby be under any obligation to comply with any law, ordinance, rule or regulation requiring any structural alteration or alteration to Building systems that serve more than one tenant of or in connection with the Premises, unless such alteration is required by reason of Tenant’s specific use of the Premises (as opposed to occupancy by tenants in general) or alterations made by or on behalf of Tenant (excluding, however, the Tenant Improvements). Subject to Tenant’s foregoing obligations, Landlord shall promptly comply with all applicable laws and ordinances, and all rules and regulations of all governmental authorities and of all insurance bodies at any time in force, with respect to the Building’s structure, any portion of the Building systems that serve more than one tenant, and Common Areas. Subject to Landlord’s obligations to repair following casualty the portions of the Tenant Improvements that constitute real property, Landlord shall not be required to repair any injury or damage by fire or other cause, or to make any repairs or replacements of any panels, decoration, fixtures, railing, ceiling, floor covering, partitions, or any other property installed in the Premises by the Tenant.

14.    UNTENANTABILITY. If the Premises or the Building or any substantial part of either is damaged or destroyed by fire or other casualty, cause or condition whatsoever, such that the damage or destruction cannot be repaired within one hundred eighty (180) days, Landlord may, by written notice to Tenant given within thirty (30) days after such damage, terminate this Lease as to all the Premises covered by this Lease. If the Premises are damaged or the access or use thereof is materially impaired by the damage, then Landlord’s termination shall be effective as of the date of such damage; otherwise said termination shall be effective thirty (30) days after receipt of such notice by Tenant. Landlord agrees to give notice (the “Repair Notice”) to Tenant within twenty (20) days after Tenant notifies Landlord of any such fire or other casualty and requests a Repair Notice; the Repair Notice will state the time Landlord requires to repair and restore the Premises and/or Building and will contain either a promise by Landlord to complete the repairs and restoration within such time (subject to force majeure), or a statement by Landlord that it elects to terminate this Lease by reason of the damage not being repairable within one hundred eighty (180) days. If the Repair Notice is not given by Landlord within the time required or does not contain a promise by Landlord to complete such repairs and restoration within the Required Time (as defined below), Tenant may terminate this Lease by written notice to Landlord provided that Tenant gives such notice within thirty (30) days after expiration of the twenty (20) day period specified above. The “Required Time” means one hundred twenty (120) days with respect to any damage that renders thirty percent (30%) or less of the Premises unusable for the purposes contemplated herein and one hundred eighty (180) days for any other damage. If Landlord fails to complete repairs and restoration within the time stated in the Repair Notice to Tenant other than as a result of force majeure, Tenant shall be entitled to terminate this Lease by written notice given to Landlord before the applicable repairs and restoration are complete; provided, however, that before terminating this Lease pursuant to this sentence, Tenant must first give Landlord at least fifteen (15) days’ notice of Tenant’s intention to terminate. If within such fifteen (15) day period, Landlord completes the repairs and restoration required of it, Tenant shall have no further right to terminate this Lease pursuant to the preceding sentence.

Unless this Lease is terminated as hereinabove provided, Landlord shall proceed with due diligence to restore, repair and replace the Premises and Building to substantially the same condition as they were in as of the Commencement Date of this Lease and from and after the date of such damage until the date of completion of said repairs, replacements and restorations, a just proportion of the Rent herein shall abate according to the extent the full use and enjoyment of the Premises are materially impaired by reason of such damage. Landlord shall be under no duty to restore any alterations, improvements or additions made by Tenant (however, Landlord shall be required to restore the Tenant Improvements, except those portions of the Tenant Improvements that constitute personal property). Landlord’s obligations under this Section shall be limited to the extent of insurance proceeds payable as a result of the casualty, cause or condition or that would have been available but for Landlord’s failure to maintain the insurance required under this Lease.

15.    EMINENT DOMAIN.

(a)    In the event that title to the whole or any part of the Premises shall be lawfully condemned or taken in any manner for any public or quasi-public use, this Lease and the term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title and Landlord shall be entitled to receive the entire award, Tenant hereby assigning to Landlord Tenant’s interest therein, if any. However, nothing herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any award made to Tenant for the taking of personal property or fixtures belonging to Tenant or for the interruption of or damage to Tenant’s business or for Tenant’s moving expenses.

(b)In the event that title to a part of the Building other than the Premises shall be so condemned or taken, and the remainder of the Building is not reasonably capable of being restored to a complete architectural whole, Landlord or Tenant may terminate this Lease and the term and estate hereby granted by notifying the other party of such termination within sixty (60) days following the date of vesting of title, and this Lease and the term and estate hereby granted shall expire on the date specified in the notice of termination, not less than sixty (60) days after the giving of such notice, as fully and completely as if such date were the date hereinbefore set for the expiration of the term of this Lease, and the obligation of Tenant to pay Rent hereunder shall terminate as of such date.

(c)    For the purpose of this Section 15, a sale to a public or quasi-public authority under threat of condemnation shall constitute a vesting of title and shall be construed as a taking by such condemning authority.

16.    REMEDIES. All rights and remedies of Landlord herein enumerated shall be cumulative, and none shall exclude any other right or remedy allowed by law. In addition to the other remedies in this Lease provided, Landlord shall be entitled to the restraint by injunction of the violation or attempted violation of any of the covenants, agreements or conditions of this Lease, and except as expressly limited herein Landlord shall be entitled to recover all direct damages arising out of or caused by Tenant’s violation of any of the covenants, agreements or conditions of this Lease, provided, however, that in no event shall Tenant be liable for any consequential damages except to the extent expressly set forth in Section 9.

(a)    If Tenant shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of Tenant or of all or a substantial part of its assets, (ii) file a voluntary petition in bankruptcy, (iii) make a general assignment for the benefit of creditors, (iv) file a petition or an answer seeking reorganization or arrangement with creditors or to take advantage of any insolvency law, or (v) file an answer admitting the material allegations of a petition filed against Tenant in any bankruptcy, reorganization or insolvency proceeding, or if an order, judgment or decree shall be entered by any court of competent jurisdiction adjudicating Tenant a bankrupt or insolvent or approving a petition seeking reorganization of Tenant or appointing a receiver, trustee or liquidator of Tenant or of all or a substantial part of its assets, then, in any of such events, Landlord may terminate this Lease by giving written notice to Tenant, and upon the giving of such notice the term of this Lease and all right, title and interest of Tenant hereunder shall expire as fully and completely as if that day were the date herein specifically fixed for the expiration of the term.

(b)    If Tenant defaults in the payment of Rent and such default continues for ten (10) days after written notice to Tenant, or if Tenant defaults in the payment of Rent more than two (2) times in any twelve (12) month period, regardless of whether any notice is given, or if Tenant defaults in the prompt and full performance of any other provision of this Lease, and if such other default continues for thirty (30) days after written notice, or if the leasehold interest of Tenant be levied upon under execution or be attached by process of law, then, and in any such event, Landlord may, at its election, either terminate this Lease and Tenant’s right to possession of the Premises, or, without terminating this Lease re-enter the Premises and endeavor to relet the Premises. Nothing herein shall relieve Tenant of any obligation, including the payment of Rent, as provided in this Lease.

(c)    Upon any termination of this Lease, Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter into and upon the Premises in such event and to repossess Landlord of the Premises as of Landlord’s former estate, and to expel or remove Tenant and any others who may be occupying or within the Premises, and to remove any and all property therefrom, using such force as may be allowed by law, without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without relinquishing Landlord’s right to Rent, or any other right given to Landlord hereunder or by operation of law.

(d)    If Landlord elects, without terminating the Lease, to endeavor to relet the Premises, Landlord may, at Landlord’s option, enter into the Premises, remove Tenant’s signs and other evidence of tenancy, and take and hold possession thereof, without such entry and possession terminating the Lease or releasing Tenant, in whole or in part, from Tenant’s obligation to pay the Rent hereunder for the full term as hereinafter provided. Upon and after entry into possession without termination of the Lease, Landlord shall endeavor in good faith (but without being obligated to incur out of pocket costs as part of such endeavor) to relet the Premises for the account of Tenant to any person, firm or corporation other than Tenant for such rent, for such time and upon such terms as Landlord shall determine to be reasonable. In any such case, Landlord may make repairs in or to the Premises as are necessary to restore the Premises to as good a condition as existed at the Commencement Date of this Lease, and Tenant shall, upon demand, pay the cost thereof, together with Landlord’s expenses of the reletting. If the consideration collected by Landlord upon any such reletting for Tenant’s account is not sufficient to pay monthly the full amount of the Rent reserved in this Lease, together with the cost of repairs and Landlord’s expenses, Tenant shall pay to Landlord the amount of each monthly deficiency upon demand.

(e)    If Landlord elects to terminate this Lease pursuant to this Section 16, it being understood that Landlord may elect to terminate the Lease after and notwithstanding its election to terminate Tenant’s right to possession provided in Section 16(b) above, Landlord shall forthwith upon such termination be entitled to recover an amount equal to the damages sustained by Landlord as a result of Tenant’s default hereunder, and in addition thereto, an amount equal to the Rent provided in this Lease for the residue of the stated term hereof, less the current rental value of the Premises for the residue of the stated term.

(f)    Any and all property which may be removed from the Premises by Landlord pursuant to the authority of the Lease or of law, to which Tenant is or may be entitled, may be handled, removed or stored by Landlord at the risk, cost and expense of Tenant and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord’s possession or under Landlord’s control. Any such property of Tenant not removed from the Premises or retaken from storage by Tenant within thirty (30) days after the end of the term or of Tenant’s right to possession of the Premises, however terminated, shall be conclusively deemed to have been forever abandoned by Tenant and either may be retained by Landlord as its property, or may be disposed of in such manner as Landlord may see fit.

17.    SUBORDINATION OF LEASE. Subject to the terms of this Section 17, this Lease is and shall be subject and subordinate to and any and all mortgages, deeds of trust or underlying ground or other leases now existing upon or that may be hereafter placed upon the Premises, and to all advances made or to be made thereon, and all renewals, modifications, consolidations, replacements or extensions thereof, and the lien of any such mortgages, deeds of trust and underlying leases shall be superior to all rights hereby or hereunder vested in Tenant, to the full extent of all sums secured thereby; provided, however, that each such mortgage, deed of trust or land lease now or hereafter encumbering the Premises, other than the Chapter 100 Leases, shall provide by its terms, or the holder of such mortgage or deed of trust, or the lessor under such underlying lease, shall by a separate agreement agree that, in the event of foreclosure of such mortgage or deed of trust, or the termination of such land lease by reason of default, Tenant shall remain undisturbed under this Lease so long as Tenant complies with all of the terms, obligations and conditions hereunder. Tenant acknowledges that a Recognition Agreement, in the form attached hereto as Exhibit “C”, shall be sufficient to meet the foregoing requirement with respect to such underlying ground lease. This provision shall be self-operative, and no further instrument of subordination shall be necessary to effectuate such subordination; and the recording of any such mortgage, deed of trust or land lease shall have preference and precedence and be superior and prior in lien to this Lease, irrespective of the date of recording. In confirmation of such subordination, Tenant shall upon request of Landlord or the holder of any such mortgage, deed of trust, or land lease, execute and deliver to Landlord within fifteen (15) days of receipt of written request any commercially reasonable instrument acknowledging such subordination that Landlord or such holder may reasonably request. Tenant agrees to attorn to any person or entity who may acquire title to the Premises by way of transfer or foreclosure provided that such transferee or purchaser agrees to recognize Tenant’s rights under the Lease so long as Tenant is not in default is any of its obligations hereunder beyond the expiration of applicable notice and cure periods. Tenant shall also, within twenty (20) days after Landlord’s request, execute a commercially reasonable attornment agreement evidencing the obligations of Tenant herein to attorn to such mortgagee in the event of a future succession of the rights of Landlord herein to any mortgagee, deed of trust holder or land lessor of the Premises. In the event of any act or omission of Landlord constituting a default by Landlord, Tenant shall not exercise any termination remedy until Tenant has given Landlord and any mortgagee, deed of trust holder or land lessor of the Premises a prior thirty (30) day written notice of such act or omission and until a reasonable period of time to allow Landlord or the mortgagee, deed of trust holder or land lessor to remedy such act or omission shall have elapsed following the giving of such notice; provided, however, if such act or omission cannot, with due diligence and in good faith, be remedied within such thirty (30) day period, the Landlord and any mortgagee, deed of trust holder or land lessor shall be allowed such further period of time as may be reasonably necessary provided that it commences remedying the same with due diligence and in good faith within said thirty (30) day period. Nothing herein contained shall be construed or interpreted as requiring any mortgagee, deed of trust holder or land lessor to remedy such act or omission. Subject to the terms of this Section 17 with respect to mortgages, deeds of trust, and underlying leases, this Lease is and shall be subject and subordinate to any and all easements, right-of-ways, indentures, or other conditions of survey or title, in place, of record, or hereinafter created.

Without limiting the foregoing, Landlord shall expressly have the right to enter into a lease of the Property with St. Louis County (or similar governmental entity), and a sublease back from said governmental entity, for purpose of obtaining governmental incentives (such leases being the “Chapter 100 Leases”). This Lease shall be subject and subordinate to the Chapter 100 Leases. Tenant shall cooperate with Landlord in executing any documents reasonably required by such governmental entity in connection with the Chapter 100 Leases.

18.    COMMENCEMENT OF POSSESSION. If the Landlord shall be unable to give possession of the Premises on the date of the commencement of the term hereof because the Premises shall not be ready for occupancy, the Landlord shall not be subject to any liability for the failure to give possession on said date except as set forth in this Section 18. Under such circumstances, unless the delay is the result of Tenant Delay (subject to the terms regarding Tenant Delay as more particularly set in Exhibit “B”), the Commencement Date shall not occur until the Premises are ready for occupancy by the Tenant with the Landlord’s Work (as defined in Exhibit “B”) Substantially Complete, and in such event, the beginning and termination dates of the term hereof shall be adjusted accordingly, which adjustment will be evidenced by an agreement signed by Landlord and Tenant setting forth the adjusted beginning and termination dates. If, at Tenant’s request the Landlord shall make the Premises available to Tenant prior to the date or commencement of the term for the purpose of decorating, furnishing, and equipping the Premises, the use of the Premises for such work shall not create a Landlord-Tenant relationship between the parties, nor constitute occupancy of the Premises within the meaning of the next sentence, but the provisions of Section 7 and 8 of this Lease shall apply. If, with the consent of Landlord, the Tenant shall enter into occupancy of the Premises to do business therein prior to the date of commencement of the term, all provisions of this Lease, including but not limited to the date for expiration of the term hereof, shall apply and the Base Rent shall accrue and be payable at the first rate specified in Section 2(a) from the date of occupancy.

Landlord shall Substantially Complete Landlord’s Work (as defined in Exhibit “B”) and deliver exclusive possession of the Premises to Tenant by May 7, 2020 (the “Target Completion Date”), subject to the paragraph below. In the event Landlord fails to deliver exclusive possession of the Premises to Tenant with Landlord’s Work Substantially Complete on or before the Target Completion Date (as the same may be extended to the extent hereinafter set forth) and such failure continues for ninety (90) days beyond the Target Completion Date (the “Outside Delivery Date”), then the thirty (30) day period between the Commencement Date and Rent Commencement Date shall be extended by one (1) additional day for each day beyond the Outside Delivery Date that Landlord fails to Substantially Complete Landlord’s Work and deliver exclusive possession of the Premises to Tenant.

Notwithstanding the foregoing to the contrary, the Target Completion Date may be extended and delayed day for day for each actual day of delay in performance of Landlord’s Work beyond May 7, 2020, due to Tenant Delays or delays caused by Force Majeure; provided, however, that, except with respect to delays arising from a casualty or condemnation the Target Completion Date shall not be extended as a result of Force Majeure for more than one hundred twenty (120) days in the aggregate hereunder. It is agreed that there shall be no limitation to the extension of the Target Completion Date arising from delays caused by casualty or condemnation. Landlord shall promptly provide Tenant with notice of any claimed event of Force Majeure and Tenant Delay together with a reasonably detailed description of the facts and circumstances giving rise to such claimed event of Force Majeure and Tenant Delay which notice shall either be in writing to Tenant, or given verbally at the weekly construction meetings. Tenant shall cause Tenant’s construction representative to attend such meetings so as to stay informed of updates to the construction schedule.

19.    NOTICES AND CONSENTS. All notices, demands, requests, consents or approvals which may or are required to be given by either party to the other shall be in writing and shall be given (a) by personal delivery, (b) by certified or registered mail, (c) by a nationally recognized overnight express delivery service (such as Federal Express), or (d) by electronic transmission with a concurrent copy sent via (a), (b) or (c) above, and shall be deemed to have been given and received (i) on the date of delivery, if personally delivered or sent via electronic transmission; (ii) three (3) business days after a certified or registered letter containing such notice properly addressed, with postage prepaid, is deposited in the United States mail; or (iii) the business day following the date such notice is sent by nationally recognized overnight express delivery service marked for next day delivery, as aforesaid, to the addresses set forth on page one (1) hereof, or at such other place as Landlord or Tenant may from time to time designate by notice to the other party. All consents and approvals provided for herein must be in writing to be valid and addressed to the parties at the address set forth on page one (1) of this Lease or such other address as the applicable party may designate in writing. If the term Tenant as used in this Lease refers to more than one person, any notice, consent, approval, request, bill, demand or statement, given as aforesaid to any one of such persons shall be deemed to have been duly given to Tenant.

20.    NO ESTATE IN LAND. This contract and Lease shall create the relationship of landlord and tenant between Landlord and Tenant; no estate shall pass out of Landlord; and Tenant has only a usufruct, which is not subject to levy and sale.

21.    MISCELLANEOUS TAXES. Tenant shall pay prior to delinquency all taxes assessed against or levied upon its occupancy of the Premises, or upon the fixtures, furnishings, equipment and all other personal property of Tenant located in the Premises, if nonpayment thereof shall give rise to a lien on the real estate, and when possible Tenant shall cause said fixtures, furnishings, equipment and other personal property to be assessed and billed separately from the property of Landlord. In the event any or all of Tenant’s fixtures, furnishing, equipment and other personal property, or upon Tenant’s occupancy of the Premises, shall be assessed and taxed with the property of Landlord, Tenant shall pay to Landlord its share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant’s fixtures, furnishings, equipment or personal property.

22.    SPECIAL STIPULATIONS.

(a)    The term “Landlord” as used in this Lease, so far as covenants or agreements on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners of Landlord’s interest in this Lease at the time in question, and in the event of any transfer or transfers of such interest Landlord herein named (and in case of any subsequent transfer, the then transferor) shall be automatically freed and relieved from and after the date of such transfer of all liability as respects the performance of any covenants or agreements on the part of Landlord contained in this Lease thereafter to be performed provided that the successor “Landlord” assumes all such obligations during its period of ownership; that is each Landlord shall remain liable for any responsibilities accruing during its period of ownership, but not for any period prior to or after such ownership.

(b)    This Lease shall not be recorded by either party without the consent of the other. A commercially reasonable memorandum of lease may be executed and recorded upon request of either party. Tenant may record non-disturbance or direct recognition agreements.

(c)    This Lease is the entire agreement of the parties. There are no verbal representations, warranties, understandings, stipulations, agreements or promises pertaining to this Lease not contained herein, except for specific references herein to written and executed extrinsic documents, if any. This Lease may not be altered, waived, amended or extended except by an instrument in writing signed by both parties hereto.

(d)    In the absence of fraud, no person, firm or corporation, or the heirs, legal representatives, successors and assigns, respectively, thereof, executing this Lease as agent, trustee, general partner or in any other representative capacity shall ever be deemed or held individually liable hereunder for any reason or cause whatsoever.

(e)    Each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives and permitted successors and assigns.

(f)    This Lease has been executed in the State of Missouri, and the validity, construction and enforcement of this Lease shall be governed by the laws of the State of Missouri.

(g)    In the event of a dispute between the parties with respect to this Lease which results in a lawsuit, then the non-prevailing party shall reimburse the prevailing party for its reasonable attorney’s fees.

(h)    No receipt of money by the Landlord from the Tenant after the termination of this Lease or after the service of any notice or after the commencement of any suit, or after final judgment for possession of the Premises shall reinstate, continue or extend the term of this Lease or affect any such notice, demand or suit or imply consent for any action for which Landlord’s consent is required.

(i)    No waiver of any default of the Tenant hereunder shall be implied from any omission by the Landlord to take any action on account of such default if such default persists or be repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated.

(j)    It is understood that the Landlord may occupy portions of the Building in the conduct of the Landlord’s business. In such event, all references herein to other tenants of the Building shall be deemed to include the Landlord as an occupant.

(k)    This Lease may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The parties further agree that signatures of this Lease may be exchanged by facsimile or other electronic transmission and that the facsimile or electronic copies of each party’s respective signature shall be binding as if the same were an original signature. In event of variation of discrepancy, the Landlord’s original copy of the Lease shall control.

23.    PARKING. Parking will be provided as set forth in Section 3(e) hereof and, subject to the terms and provisions of the Condominium Documents, Tenant shall comply with all requirements of the Association or Sub-Association regarding the use of the same and Landlord shall use good faith efforts to ensure that such Association or Sub-Association complies with its obligations to maintain the same. Landlord shall not impose any additional parking charge on Tenant (i.e., in addition to any parking charge that may be imposed by the Association or Sub-Association). Tenant shall be liable for all vehicles owned, rented or used by Tenant or Tenant’s agents, invitees and contractors in or about the parking areas. Tenant shall not store any equipment, inventory or other property in any trucks, nor store any trucks on the parking lot overnight. Upon request by Landlord, Tenant shall move its trucks and vehicles if, in Landlord’s reasonable determination, said vehicles are in violation of any of the above restrictions.

24.    AUTHORITY/FINANCIAL INFORMATION/LANDLORD’S REPRESENTATIONS.

(a)    Tenant represents and warrants that it is authorized to execute this Lease and that this Lease constitutes a valid and binding agreement between the parties. Further, if Tenant is a corporation, upon the request of Landlord, Tenant shall furnish within ten (10) days a corporate resolution of its board of directors authorizing the execution of this Lease. Within thirty (30) days after Landlord’s written request therefor (but in no event more than two (2) times per any given calendar year), Tenant shall furnish to Landlord copies of Tenant’s most recent audited annual financial statements (if available, and if not available, then Tenant shall provide recent, certified financial statements); provided, however, that Landlord and any persons with whom Landlord intends to share the financial statements shall have executed and delivered to Tenant a commercially reasonable non-disclosure agreement and further provided that the need for a non-disclosure agreement shall not apply if/when Tenant is a publicly-traded company nor shall Tenant be required to separately provide financial statements during such times as Tenant is a publicly-traded company.

(b).    Landlord represents and warrants that as of the date of this Lease (i) Landlord is or will soon be the holder of a valid leasehold interest to the Property pursuant to the Chapter 100 Leases; (ii) each individual executing, attesting and/or delivering this Lease on behalf of Landlord is authorized to do so on behalf of Landlord and that no consent or approval of any person or entity is necessary for the consummation by Landlord of this Lease that has not been obtained by Landlord prior to the execution and delivery of this Lease; (iii) to Landlord’s knowledge, based solely upon that certain Phase I Environmental Site Assessment dated April 18, 2019 prepared by Midwest Testing, Inc., the Property contains no Recognized Environmental Conditions; (iv) there is no claim, suit, litigation, proceeding or action pending or, to Landlord’s knowledge, threatened against Landlord or any other party that relates to the Building and/or the use or ownership thereof, and, to Landlord’s knowledge, there is no basis for any such claim, suit, litigation, proceeding or action; and (v) as of the date hereof, no mortgages, deeds of trust or similar liens or security interests or ground or other underlying superior leases affect the Building and/or the Property, except for [the mortgage identified in the subordination, non-disturbance and attornment agreement which Landlord, Tenant and Landlord’s mortgagee have executed of even date herewith, the Chapter 100 Leases, and the underlying ground lease referenced in Exhibit “C”.

(c)    With respect to the Condominium Documents in particular, Landlord represents, warrants and covenants that as of the date of this Lease (i) the Condominium Documents do not prohibit the use of the Building for research in life/plant sciences, biotechnology, medical technology or similar fields for research laboratories; (ii) no consent of the Association or Sub-Association under the Condominium Documents is or will be required in connection with the execution, delivery and consummation of this Lease that has not been obtained prior to the date of this Lease; (iii) the Condominium Documents are in full force and effect; and (iv) there are no defaults or events or conditions existing, which, with notice or the lapse of time or both, could constitute a default by Landlord or, to Landlord’s knowledge, the Association of any of such party’s duties, covenants, conditions and/or obligations under the Condominium Documents. Landlord shall be responsible solely for compliance with the terms of the Condominium Documents for which Landlord is required to comply pursuant to the terms thereof (including, without limitation, the obligations to timely pay insurance costs, utilities and maintenance reimbursements due the Association and other additional charges, and to make repairs and replacements provided the cost of the same shall be subject to recapture as Operating Expenses in accordance with Section 2 hereof). Landlord agrees to duly perform all of the duties, covenants, conditions and obligations on Landlord’s part to be performed under the Condominium Documents. Landlord shall at all times and with diligence and good faith exercise and use commercially reasonable efforts to enforce its rights and privileges under the Condominium Documents, provided in no event shall Landlord be forced to bring litigation against the Association or Sub-Association without Landlord’s agreement (provided, however, that upon request of Tenant, Landlord shall assign such right to bring a claim to Tenant provided Tenant indemnifies Landlord with respect to any claims against Landlord arising from Tenant’s pursuit of such action). Landlord agrees that it shall not modify or amend the Condominium Documents (or enter into any other written agreement with the Association concerning the Premises or the Building or Property or any other matters with regard to the Building or Property or any portion thereof) or approve or vote in favor of any modification of or amendment to the Condominium Documents, which would unreasonably or materially interfere with the use of the Premises by Tenant as contemplated hereby or any of Tenant’s rights and privileges under this Lease or which would impose any additional material obligations or liabilities on Tenant other than those set forth or arising under this Lease or which would contravene or conflict with the terms and provisions of this Lease in any material respect, without the prior written consent of Tenant.

25.    LANDLORD LIABILITY. Tenant agrees that Tenant shall look solely to Landlord’s interest in the Premises (including, without limitation, the rents, income and profits derived therefrom and sale, condemnation, claim and insurance proceeds with regard thereto) in the event of any default or breach by Landlord with respect to any of the terms and provisions of this Lease or any term implied in fact or in law on the part of Landlord to be performed or observed, and no other assets of Landlord shall be subject to levy, execution or other judicial process or award for the satisfaction of Tenant’s claim.

26.    ACT OF GOD OR FORCE MAJEURE. Landlord or Tenant shall not be required to perform any covenant or obligation in this Lease, or be liable in damages, so long as the performance or non-performance of the covenant or obligation is delayed, caused or prevented by an Act of God or Force Majeure or by the other party. An “Act of God” or “Force Majeure” is defined for purposes of this Lease as strikes, lockouts, sitdowns, material or labor restrictions by any governmental authority, unusual transportation delays, riots, floods, washouts, explosions, earthquakes, fire, storms, weather (including wet grounds or inclement weather which prevents construction), acts of the public enemy, wars, insurrections and any other cause not reasonably within the control of the party required to perform and which by the exercise of due diligence the party required to perform is unable wholly or in part, to prevent or overcome. The foregoing provisions of this Section 26 shall not apply, however, to Tenant’s obligation to timely pay Rent or any other monies payable by Tenant under this Lease or comply with

Section 8 hereof. Further the foregoing provisions of this Section 26 shall be limited to the extent expressly otherwise set forth in this Lease.

27.    MECHANIC’S LIENS AND OTHER LIENS.

(a)    Tenant shall not suffer or permit any mechanic’s lien or other lien to be filed against the Premises, or any portion thereof, by reason of work, labor, skill, services, equipment or materials supplied or claimed to have been supplied to the Premises at the request of Tenant, or anyone holding the Premises, or any portion thereof, through or under Tenant. If any such mechanic’s lien or other lien shall at any time be filed against the Premises, or any portion thereof, Tenant shall cause the same to be discharged of record (whether through bonding or otherwise) within sixty (60) days after the date of filing the same. If Tenant shall fail to discharge such mechanic’s lien or liens or other lien within such period, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same by paying to the claimant the amount claimed to be due or by procuring the discharge of such lien as to the Premises by deposit in the court having jurisdiction of such lien, the foreclosure thereof or other proceedings with respect thereto, of a cash sum sufficient to secure the discharge of the same, or by the deposit of a bond or other security with such court continuation and sufficient in form, content and amount to procure the discharge of such lien, or in such other manner as is now or may in the future be provided by present or future law for the discharge of such lien as a lien against the Premises. Any amount paid by Landlord, or the value of any deposit so made by Landlord, together with all costs, fees and expenses in connection therewith (including reasonable attorney’s fees of Landlord), together with interest thereon at a rate equal to the lesser of twelve percent (12%) per annum or the highest lawful rate, shall be repaid by Tenant to Landlord on demand by Landlord and if unpaid may be treated as Additional Rent. Tenant shall indemnify and defend Landlord against and save Landlord and the Premises, and any portion thereof, harmless from all losses, costs, damages, expenses, liabilities, suits, penalties, claims, demands and obligations, including, without limitation, reasonable attorney’s fees resulting from the assertion, filing, foreclosure or other legal proceedings with respect to any such mechanic’s lien or other liens.

All materialmen, contractors, artisans, mechanics, laborers and any other person now or hereafter furnishing any labor, services, materials, supplies or equipment to Tenant with respect to the Premises, or any portion thereof, are hereby charged with notice that they must look exclusively to Tenant to obtain payment for the same. Notice is hereby given that Landlord shall not be liable for any labor, services, materials, supplies, skill, machinery, fixtures or equipment furnished or to be furnished to Tenant upon credit, and that no mechanic’s lien or other lien for any such labor, services, materials, supplies, machinery, fixtures or equipment shall attach to or affect the estate or interest of Landlord in and to the Premises, or any portion thereof.

(b)    Tenant shall not create, permit or suffer, and shall promptly discharge and satisfy of record to the extent arising due to the acts or alleged acts of Tenant, any other lien, encumbrance, charge, security interest, or other right or interest which shall be or become a lien, encumbrance, charge or security interest upon the Premises, or any portion thereof, or the income therefrom, or on the interest of Landlord or Tenant in the Premises, or any portion thereof, save and except for those liens, encumbrances, charges, security interests, or other rights or interests consented to, in writing, by Landlord, or those mortgages, assignments of rents, assignments of leases and other mortgage documentation placed thereon by Landlord in financing the Premises.

28.    RIGHT OF FIRST OFFER/EXPANSION. If any or all of the space shown as “ROFO Space” on Exhibit “D” hereto becomes available, the Landlord will give notice to Tenant in writing that such space (the “Offered Space”) is available to lease (the “Offer”). The Offer will specify the location and dimensions of the Offered Space, rentable area of the Offered Space, the date such space is available for occupancy, the annual Base Rent per rentable square foot, the proposed lease term and all other economic terms that Landlord intends to offer the space for lease to others. Tenant may, within ten (10) business days after the receipt of the Offer, decline such Offer or accept the terms of the Offer. Should Tenant not accept such Offer in writing or fail to notify Landlord of its desire to lease the Offered Space within said ten (10) business day period, then, Landlord shall be free to lease such space to any third party on materially the same terms as set forth in the Offer, but Tenant’s right to the ROFO Space shall remain in effect with regard to any future availability or should Landlord desire to lease the Offered Space on terms materially differing from those set forth in the Offer. If the Landlord proposes to lease the Offered Space on terms that are materially more favorable than the terms set forth in the Offer, or six (6) months has passed since Landlord made the Offer, then Landlord shall first reoffer the Offered Space to Tenant in the same manner provided above before leasing any such space to a third party. Landlord shall tender the Offered Space, if accepted by Tenant, in “as is” condition or otherwise in accordance with the terms of the Offer.

29.    BROKERAGE. Each of Landlord and Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than Chapman Ventures, LLC and Cushman & Wakefield and the representing party agrees to indemnify and hold the other party harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction. Landlord shall be solely responsible for any commission payable to Chapman Ventures, LLC. Commissions of Cushman & Wakefield shall be payable pursuant to separate written agreement of the parties. The provisions of this Section shall survive the termination of this Lease.

30.    BUILDING SIGNAGE. Provided Tenant continuously occupies the Premises (subject to Permitted Closures), Tenant shall have the right, subject to Landlord’s prior written approval, to have installed and placed upon Landlord’s building certain exterior signage in a location approved by Landlord, upon the following terms and conditions. Prior to the installation of such signage, Tenant shall provide Landlord with detailed drawings of Tenant’s proposed sign, setting forth the dimensions thereof, the construction materials, the method by which the same shall be attached to Landlord’s building, and any other information requested by Landlord. All such signage shall be subject to local and municipal code, and no such signage shall be installed in violation thereof. Tenant acknowledges that Landlord has made no representations to Tenant with respect to whether or not any signage, herein approved or subsequently approved by Landlord, meets local or municipal code requirements. In the event Tenant is unable to secure its intended signage due to any governmental restriction, or in the event Tenant is required by any governmental authority to remove, or modify such signage, Landlord shall not be in default, nor shall the validity of this Lease be affected, but Tenant shall timely comply with such governmental authority and hold Landlord harmless with respect to any costs in connection therewith. In the event such signage is approved, the same shall be installed in a workmanlike manner in compliance with all applicable laws. Tenant shall have the affirmative duty to repair and maintain such sign throughout the term of said Lease. As used herein, “Permitted Closures” shall mean temporary closings or temporary discontinuance of operations which are necessary (i) for the purpose of renovating Tenant’s Premises (not to exceed one hundred twenty (120) days in a Lease Year), (ii) to permit the repair of any damage to the Premises, provided Tenant diligently prosecutes such repairs to completion, (iii) due to casualty or condemnation, (iv) due to strikes or other labor difficulty, or (v) due to orders of applicable governmental authorities or Force Majeure. Any Permitted Closure shall not constitute the vacating or abandonment of the Premises for purposes of this Lease.

In the event that such signage is intended and approved to be lighted, Tenant shall have the affirmative obligation to keep all such lighting in good operating condition. All electrical costs to operate and maintain such exterior lighting shall be borne by Tenant. In the event such lighting cannot be directly connected to Tenant’s electrical meter, Landlord reserves the right to estimate the cost of the electrical usage for such signage and invoice Tenant for the same. Tenant shall pay such estimated electrical usage within thirty (30) days after receipt of Tenant’s statement.

All costs to install, maintain, repair and operate such exterior signage and lighting shall be borne by Tenant provided, however, that Tenant may apply excess Tenant Allowance funds towards the costs of installation. In addition, within ten (10) days after the expiration or earlier termination of this Lease, Tenant shall remove such signage at Tenant’s cost and expense. Should Tenant sublease the Premises (other than to an affiliate or corporate successor) or fail to maintain and repair such signage, or assign its Lease (other than to an affiliate or corporate successor) or vacate or abandon the Premises, or become in default under this Lease beyond any applicable cure period and a result of which default Landlord shall elect to terminate this Lease or Tenant’s right of possession, Tenant’s signage rights under this Section shall terminate upon written notice from Landlord, and Tenant shall remove such signage at Tenant’s cost and expense. Within thirty (30) days after the removal of Tenant’s signage, Tenant shall repair any damage caused by Tenant’s signage or the installation/removal thereof. In the event Tenant fails to timely maintain and repair such signage and such failure continues for fifteen (15) days following Tenant’s receipt of written notice thereof, or fails to timely reimburse Landlord for the costs, if any, incurred by Landlord in connection with such signage, or fails to timely remove such signage and make such repairs to Landlord’s building with respect to signage as are required under this Lease, Landlord may perform such obligations at Tenant’s expense. The aforesaid obligations with respect to the removal of such signage, and the repair and restoration of Landlord’s building, shall survive the termination of this Lease.

Any consent or approval of Landlord required under this Section 30 shall not be unreasonably withheld, conditioned or delayed. Landlord conceptually approves Tenant exterior building signage to be located on the Warson side of the Building. The final location and specifications for such signage remain subject to the terms of this Section 30.

31.    MONUMENT SIGNAGE AND DIRECTORY SIGNAGE. Landlord, at Landlord’s initial cost and expense, agrees to place Tenant’s name on any monument sign serving the Building in a size reasonably determined by Landlord, in alphabetical order with other tenants, provided that Tenant shall have size and listing priority based upon the proportion of the Building that Tenant is occupying. All of the costs and expenses in connection with the modification, maintenance, repair, replacement or reletting of Tenant’s portion of such sign shall be borne by Tenant. Notwithstanding anything to the contrary in this Section, if as a result of any governmental regulation Landlord is required to remove, replace or otherwise alter such sign, and such regulation causes the removal or diminution of Tenant’s signage, Landlord shall not be in default hereunder, or otherwise be required to provide alternate signage for Tenant. Landlord will also provide, at Landlord’s expense, Landlord’s standard building directory signage in the main and lower level lobby areas for Tenant (as well as such additional lobby signage as shall be reasonably approved by Landlord), as well as Landlord’s standard signage on their suite door as required by Tenant. Landlord shall have the right to remove any signage in the event Tenant abandons or vacates the Premises.

32.    SECURITY DEPOSIT.

Tenant has deposited with Landlord the sum of one million five hundred thousand and 00/100 Dollars ($1,500,000.00) as security for the full and faithful performance of every provision of this Lease to be performed by Tenant (the “Security Deposit”). If Tenant defaults with respect to any provision of this Lease, including but not limited to the provisions relating to the payment of Rent, Landlord may use, apply or retain all or any part of this Security Deposit for the payment of any Rent or any other sum in default or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss, cost or damage which Landlord may suffer by reason of Tenant’s default. If any portion of said deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount and Tenant’s failure to do so shall be a breach of this Lease. So long as Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or, at Landlord’s option, to the last transferee of Tenant’s interest hereunder) at the expiration of the Lease term and upon Tenant’s vacation of the Premises in accordance with the terms of this Lease. In the event the Building is sold, the Security Deposit will be transferred to the new owner. Notwithstanding the foregoing, the Security Deposit will be initially deposited with the Bank of Washington in a restricted deposit account as security for the loan securing the construction of the Building. Upon the later of such time as the Bank of Washington Loan has been repaid or Tenant has raised an additional $100 million in operating capital as well as financial information demonstrating the ongoing ability to pay Rent hereunder and provided reasonable evidence thereof to Landlord, such Security Deposit shall be released and Landlord shall exercise all applicable remedies pursuant to its agreements with the Bank of Washington in the event that the Bank of Washington fails to release the same.

33.    EXHIBITS. Exhibits “A”, “B”, and “C” as well as Schedules “1” and “2” are attached hereto and made a part hereof.

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IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year first above written.

LANDLORD:

EDGE @ BRDG, LLC, a Missouri limited liability company

By /s/ Lawrence R. Chapman
Lawrence R. Chapman
Manager

TENANT:

BENSON HILL BIOSYSTEMS, INC., a Delaware corporation

By /s/ Michael B. Wainscott
Name: Michael B. Wainscott
Title: CFO

AMENDMENT TO SUBLEASE

THIS AMENDMENT TO SUBLEASE (“Amendment”) is made and entered into as of this 8th day of November, 2019, by and between Edge@ BRDG, LLC, a Missouri limited liability company, hereinafter referred to as “Landlord” and Benson Hill, Inc. (formerly Benson Hill Biosystems, Inc.), a Delaware corporation, hereinafter referred to as “Tenant”.

W I T N E S S E T H:

WHEREAS, Landlord and Tenant entered into that certain Sublease dated August 9, 2019 (the “Lease”) pursuant to which Landlord leased to Tenant approximately 94,678 rentable square feet of office and laboratory space to be known as Suites 200, 300, and 400 (the “Initial Premises”) on the 2nd 3rd & 4th floors of the Building located at 1001 N. Warson Rd. (the “Building”) in the City of Creve Coeur, State of Missouri; and

WHEREAS, Landlord and Tenant desire to expand the size of the Premises, and hereby agree to modify the Lease in certain other respects on the terms and conditions set forth in this Amendment;

NOW, THEREFORE, in consideration of the premises and the promises hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant agree to amend the Lease in the following manner:

1.EXPANSION OF PREMISES: Landlord shall lease to Tenant approximately 18,832 additional rentable square feet of space contiguous to the Initial Premises on the 2nd floor of the Building as shown on Exhibit A hereto (hereinafter referred to as the “Expansion Space”). The term of the Lease for the Expansion Space shall commence on the Commencement Date, as defined in the Lease, and shall be coterminous with the Term of the Lease for the Initial Premises. The word “Premises” as defined in the Lease, shall mean and include the Initial Premises consisting of 94,678 rentable square feet and the Expansion Space consisting of 18,832 additional rentable square feet, for a total of 113,510 rentable square feet.

It is the mutual intention of Landlord and Tenant that the Expansion Space shall be leased to and occupied by Tenant on and subject to all of the terms, covenants and conditions of the Lease except as otherwise expressly provided in this Amendment.

2.ANNUAL BASE RENT and MONTHLY BASE RENT INSTALLMENT: Commencing on the Rent Commencement Date, the Annual Base Rent and Monthly Base Rent Installment for the Expansion Space shall be according to the following schedule:

Expansion Space Base Rent Schedule

Time Frame	Annual Base Rent	Monthly Base Rent
Months 1-12	$640,288.00	$53,35733
Months 13-24	$653,093.00	$54,424.42
Months 25-36	$666,155.00	$55,512.92
Months 37-48	$679,478.00	$56,623.17
Months 49-60	$693,068.00	$57,755.67
Months 61-72	$706,930.00	$58,910.83
Months 73-84	$721,068.00	$60,089.00
Months 85-96	$735,490.00	$61,290.83
Months 85-96	$735,490.00	$61,290.83
Months 97-108	$750,199.00	$62,516.58
Months 109-120	$765,203.00	$63,766.92
Months 121-132	$780,508.00	$65,042.33
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3.TENANT’S SHARE: Tenant’s Share is hereby increased from 62.352% percent to 74.761% percent (representing the 113,510 rentable square feet in the redefined Premises, divided by the 151,830 rentable square feet in the Building).

4.EXPANSION SPACE ALLOWANCE: Landlord shall provide Tenant with an additional allowance to construct Tenant Improvements to the Expansion Space in an amount equal to Two Million and Nine Hundred and 00/100 Dollars ($2,000,900.00) based on $106.25 per RSF of the Expansion Space (“Expansion Space Allowance”). The procedure for construction of the Tenant Improvements to the Expansion Space shall be generally as set forth on the Lease Exhibit “B”, provided, however: (i) the construction schedule set forth on Exhibit B-4 shall not apply to the Expansion Space, and (ii) with respect to the Landlord’s Work pertaining to the Expansion Space, the “Target Completion Date” shall mean May 7, 2020. Landlord will pay for the improvements, up the amount of the Expansion Space Allowance, with any excess or shortfall being accounted for in the same manner as Exhibit B to the Lease, provided, however, that for purposes of Section 2(C)(3) of Exhibit B, there shall be no limit on the amount of excess Expansion Space Allowance funds that Tenant may be permitted to apply towards the payment of Monthly Base Rent installments attributable to the Expansion Space (and the application of such excess funds shall not apply towards the $1,000,000 cap on excess Tenant Allowance Funds that may be applied towards Monthly Base Rent installments for the Initial Premises).

5.FIRST AMENDMENT ALLOWANCE: In addition to the Expansion Space Allowance, Landlord shall make available to Tenant an additional allowance (the “First Amendment Allowance”) toward the costs of the Tenant Improvements for the original Premises and the Expansion Space, in the total amount of up to One Million Five Hundred Thousand Dollars ($1,500,000.00). In the event Tenant elects to use the First Amendment Allowance: (i) the Annual Base Rent during each year of the Term shall be increased by an amount equal to Twelve and ¾ percent (12.75%) of the amount of the First Amendment Allowance so used by Tenant, which amount shall be paid in equal monthly installments during each year of the Term, and (ii) Tenant shall execute an amendment to this Lease reflecting the amount of the First Amendment Allowance and the corresponding increase to Annual Base Rent.

6.ADDITIONAL FIRST AMENDMENT ALLOWANCE: In addition to the Expansion Space Allowance and the First Amendment Allowance, Landlord shall make available to Tenant an additional allowance (the “Additional First Amendment Allowance”) toward the costs of the Tenant Improvements for the original Premises and the Expansion Space, in the total amount of Seven Hundred Fifty Thousand Dollars ($750,000.00). The Additional First Amendment Allowance shall be repaid by Tenant over the initial Term of the Lease, as additional rent, in accordance with the following table:

Additional Rent for Repayment of Additional First Amendment Allowance

Time Frame	Additional Rent Per Year	Additional Rent Per Month
Months 1-12	$71,250.00	$5,937.50
Months 13-24	$72,675.00	$6,056.25
Months 25-36	$74,129.00	$6,177.42
Months 37-48	$75,611.00	$6,300.92
Months 49-60	$77,123.00	$6,426.92
Months 61-72	$78,666.00	$6,555.55
Months 73-84	$80,239.00	$6,686.58
Months 85-96	$81,844.00	$6,820.33
Months 97-108	$83,481.00	$6,956.75
Months 109-120	$85,150.00	$7,095.83
Months 121-132	$86,853.00	$7,237.75

7.BROKERS: Each of Landlord and Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than Chapman Ventures, LLC whose commission (if any) is
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Landlord’s responsibility to pay and Cushman & Wakefield, whose commission (if any) is Tenant’s responsibility to pay and each representing party agrees to indemnify and hold the other party harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord as the case may be, with regard to this leasing transaction. The provisions of this Section shall survive the termination of this Lease.

8.REPRESENTATIONS: Tenant hereby covenants and warrants that (a) it is duly authorized to do business in the State of Missouri; and (b) the person executing this Amendment on behalf of Tenant is an officer of Tenant duly authorized by Tenant to sign and execute this Amendment on its behalf. Landlord hereby covenants and warrants that (a) it is duly authorized to do business in the State of Missouri; and (b) the person executing this Amendment on behalf of Landlord is an officer of Landlord duly authorized by Landlord to sign and execute this Amendment on its behalf.

9.DISCLOSURE: The terms and conditions of this Amendment may not be disclosed by Tenant to third parties, except to Tenant's employees, attorneys, accountants and other persons or entities as Tenant deems may be appropriate on a confidential basis, or otherwise to allow Tenant to carry out Tenant’s obligations and to effect Tenant’s rights under the Lease, without the prior written consent of Landlord.

10.GENERAL: All provisions of the Lease shall be deemed to be amended consistent with the terms of this Amendment. All capitalized words used but not defined in this Amendment shall have their meanings as set forth in the Lease. The Lease, as amended hereby, shall remain in full force and effect. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The parties further agree that signatures of this Amendment may be exchanged by facsimile or other electronic transmission and that the facsimile or electronic copies of each party’s respective signature shall be binding as if the same were an original signature.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above set forth.

TENANT:    LANDLORD:

BENSON HILL, INC., a    EDGE @ BRDG, LLC, a Missouri limited Delaware corporation    liability company

By: /s/ Michael B. Wainscott    By: Lawrence R. Chapman, Jr
Its: Manager
Printed Name: Michael B. Wainscott

Title: CFO
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SECOND AMENDMENT TO SUBLEASE

THIS SECOND AMENDMENT TO SUBLEASE (“Amendment”) is made and entered into as of this 1st day of June, 2020, by and between Edge @ BRDG, LLC, a Missouri limited liability company, hereinafter referred to as “Landlord”, and Benson Hill, Inc. (formerly Benson Hill Biosystems, Inc.), a Delaware corporation, hereinafter referred to as “Tenant”.

W I T N E S S E T H:

WHEREAS, Landlord and Tenant entered into that certain Sublease dated August 9, 2019 (the “Original Lease”), as amended by an Amendment to Sublease dated November 5, 2019 (the “First Amendment” and collectively with the Original Lease, the “Lease”) pursuant to which Landlord leased to Tenant approximately 113,510 rentable square feet of office and laboratory space (the “Premises”) on the 2nd, 3rd & 4th floors of the Building located at 1001 N. Warson Rd. (the “Building”) in the City of Creve Coeur, State of Missouri; and

WHEREAS, pursuant to Section 5 of the First Amendment, Tenant has agreed to enter into an amendment to the Lease, reflecting the amount of the First Amendment Allowance to be used by Tenant;

WHEREAS, Landlord and Tenant desire to set forth their understandings with respect to a further allowance; and

WHEREAS, Landlord and Tenant desire to modify the Lease in certain other respects on the terms and conditions set forth in this Amendment;

NOW, THEREFORE, in consideration of the premises and the promises hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant agree to amend the Lease in the following manner:

1.SECOND AMENDMENT ALLOWANCE: In addition to the First Amendment Allowance to be provided to Tenant pursuant to Section 5 of the First Amendment, Landlord shall make available to Tenant an additional allowance (the “Second Amendment Allowance”) in the amount of Five Hundred Thousand Dollars ($500,000.00), to be used toward the cost of the Tenant Improvements in the Premises. As with the First Amendment Allowance, the Annual Base Rent during each year of the Term shall be increased by an amount equal to Twelve and ¾ percent (12.75%) of the amount of the Second Amendment Allowance, which amount shall be paid in equal monthly installments during each year of the Term as more particularly set forth in Section 4 below.

2.USE OF FIRST AMENDMENT ALLOWANCE AND SECOND AMENDMENT ALLOWANCE: Tenant acknowledges that Tenant has elected to request from Landlord the full amount of the First Amendment Allowance and (if applicable) the Second Amendment Allowance. Accordingly: (i) pursuant to Section 5 of the First Amendment, the Annual Base Rent during each year of the Term shall be shall be increased by any amount equal to $1,500,000 X .1275 = $191,250.00, which shall be paid in equal monthly installments during each year of the Term as repayment of the First Amendment Allowance; and (ii) pursuant to Section 1 of this Amendment, the Annual Base Rent during each year of the Term shall be further increased by any amount equal to $500,000 X .1275 = $63,750.00, which shall be paid in equal monthly installments during each year of the Term as repayment of the Second Amendment Allowance.

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3.COST OF TENANT IMPROVEMENTS: Tenant acknowledges that it is anticipated that the total Construction Costs for the Tenant Improvements will exceed the combined amount of the Tenant Allowance, the Expansion Space Allowance, the First Amendment Allowance, and the Second Amendment Allowance (the collective amount of the foregoing allowances being the “Combined Allowance Amount”). Landlord has provided to Tenant a statement of the difference between the estimated Construction Costs and the Combined Allowance Amount, and Tenant has paid the amount of such difference between the total estimated Construction Costs and the Combined Allowance Amount as has been approved by Tenant in accordance and pursuant to the terms of Section 2(C)(1) and 2(D) of Exhibit B to the Original Lease mutatis mutandis (i.e. “Excess Costs” as such term is defined in such sections of the Original Lease shall be calculated using the Combined Allowance Amount). In the event that Tenant submits a Change Order in the future that would reduce the total Construction Costs to an amount less than the Combined Allowance Amount, and Landlord approves such Change Order, then Tenant shall have the right to apply any excess Combined Allowance Amount toward Monthly Base Rent Installments first coming due under the Lease (as hereby amended), in accordance with Section 2.C.3 of Exhibit B to the Original Lease.

4.BASE RENT:    For the purpose of clarification and to reconcile the various changes to the Base Rent as a result of not only expansion, but additional Tenant Allowance amounts and to avoid any confusion, the annual and monthly Base Rent is set forth below and a breakdown of the combined allowance amounts and the Base Rent associated with each modification is set forth on Exhibit A hereto. Base Rent is by set forth as follows:

Lease Year	Annual Base Rent	Monthly Base Rent
1	$2,997,057.96	$249,754.83
2	$4,083,368.04	$340,280.67
3	$4,639,443.48	$386,620.29
4	$4,727,137.08	$393,928.09
5	$4,816,579.68	$401,381.64
6	$4,907,811.48	$408,984.29
7	$5,000,863.32	$416,738.61
8	$5,095,789.56	$424,649.13
9	$5,192,596.20	$432,716.35
10	$5,291,349.84	$440,945.82
11	$5,392,080.84	$449,340.07

5.BROKERS: Each of Landlord and Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this Amendment and that no broker, agent or other person brought about the changes made to the Lease pursuant to this Amendment, other than Chapman Ventures, LLC whose commission (if any) is Landlord’s responsibility to pay and Cushman & Wakefield, whose commission (if any) is Tenant’s responsibility to pay and each representing party agrees to indemnify and hold the other party harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant
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or Landlord as the case may be, with regard to this Amendment. The provisions of this Section shall survive the termination of this Lease.

6.REPRESENTATIONS: Tenant hereby covenants and warrants that (a) it is duly authorized to do business in the State of Missouri; and (b) the person executing this Amendment on behalf of Tenant is an officer of Tenant duly authorized by Tenant to sign and execute this Amendment on its behalf. Landlord hereby covenants and warrants that (a) it is duly authorized to do business in the State of Missouri; (b) the person executing this Amendment on behalf of Landlord is an officer of Landlord duly authorized by Landlord to sign and execute this Amendment on its behalf; and (c) no consent or approval of any person or entity is necessary for the consummation by Landlord of this Amendment that has not been obtained by Landlord prior to the execution and delivery of this Amendment.

7.DISCLOSURE: The terms and conditions of this Amendment may not be disclosed by Tenant to third parties, except to Tenant’s employees, attorneys, accountants and other persons or entities as Tenant deems may be appropriate on a confidential basis, or otherwise to allow Tenant to carry out Tenant’s obligations and to effect Tenant’s rights under the Lease, without the prior written consent of Landlord.

8.GENERAL: All provisions of the Lease shall be deemed to be amended consistent with the terms of this Amendment. All capitalized words used but not defined in this Amendment shall have their meanings as set forth in the Lease. The Lease, as amended hereby, shall remain in full force and effect. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The parties further agree that signatures of this Amendment may be exchanged by facsimile or other electronic transmission and that the facsimile or electronic copies of each party’s respective signature shall be binding as if the same were an original signature.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above set forth.

TENANT:    LANDLORD:

BENSON HILL, INC., a    EDGE @ BRDG, LLC, a Missouri limited Delaware corporation     liability company

By: /s/ Michael B. Wainscott        By: Lawrence R. Chapman, Jr
            Its: Manager
Printed Name: Michael B. Wainscott
                By: /s/ Lawrence R. Chapman
Title: Chief Financial Officer
                Printed Name: Lawrence R. Chapman

    Title: Manager

4

THIRD AMENDMENT TO SUBLEASE

THIS THIRD AMENDMENT TO SUBLEASE (this “Amendment”) is entered into as of October 1, 2021 (the “Effective Date”), by and between EDGE @ BRDG, LLC, a Missouri limited liability company (“Landlord”) and BENSON HILL HOLDINGS, INC. (f/k/a Benson Hill, Inc.) a Delaware corporation (“Tenant”).

WITNESSETH

WHEREAS, Landlord and Tenant entered into a Sublease dated August 9, 2019, as amended by that certain Amendment to Sublease dated as of November 5, 2019, as further amended by that certain Second Amendment to Sublease dated as of June 1, 2020 (as amended, the “Lease”); and

WHEREAS, pursuant to the Lease, Tenant currently leases approximately 113,510 rentable square feet of office and laboratory space (the “Existing Premises”) in the office building located at 1001 N. Warson Road, Creve Coeur, Missouri 63132 (the “Building”); and

WHEREAS, Tenant desires to expand its leasehold premises by adding the remaining 38,319 rentable square footage of the Building, including 10,112 RSF on the second floor and 28,207 RSF on the first floor (collectively, the “Expansion Premises”), and Landlord and Tenant have agreed to amend the Lease to, among other things, reflect the demise to Tenant of such additional space upon the terms and conditions set forth in the Lease, as modified by the provisions of this Amendment as set forth below.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties agree as follows:

1.Definitions; References. Except as otherwise provided or redefined herein, each term used herein which is defined in the Lease shall have the meaning assigned to such term in the Lease. Each reference to “hereof”, “hereunder”, “herein”, “hereby”, and each other similar reference and each reference to “this Agreement”, “this Lease”, and each other similar reference contained in the Lease shall from the date of this Amendment refer to the Lease as amended by this Amendment.

2.Expansion Premises. From and after the Effective Date through and including the Termination Date (as extended pursuant to Section 4 below), Tenant shall occupy and lease (i) a portion of the Expansion Premises consisting of 8,526 rentable square feet on the first floor of the Building with Rent on this portion of the Expansion Premises commencing January 1, 2022 (the “Initial Expansion Rent Commencement Date”), and (ii) the remainder of the Expansion Premises consisting of 19,681 RSF on the first floor of the Building and 10,112 RSF on the second floor of the Building, with Rent on this portion of the Expansion Premises commencing on January 1, 2023 (the “Second Expansion Rent Commencement Date”). On the Effective Date, the Expansion Premises shall become part of the Existing Premises for all purposes of the Lease (and Tenant shall be the sole occupant of the Building) and all the other terms and conditions of the Lease shall be applicable thereto, except as provided herein (including without limitation the timing for commencement of Rent, as more particularly set forth above). Prior to occupancy of the Expansion Premises, Tenant shall provide Landlord with confirmation that the insurance coverage required under the Lease has been obtained for the Expansion Premises.

3.Premises. From and after the Effective Date, the term “Premises” under the Lease, as amended by this Amendment, shall mean (a) the Existing Premises (consisting of approximately 113,510 rentable square feet), and (b) the Expansion Premises (consisting of approximately 38,319 rentable square feet). In the aggregate, from and after the Effective Date, the Premises shall consist of the entire rentable space in the Building, which is approximately 151,829 rentable square feet of space.

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4.Extension of Term. The initial term Termination Date is hereby extended to June 30, 2031.

5.Rent. Tenant’s obligations to pay Base Rent, Rent and other amounts due and owing shall continue to be as set forth in the Lease; provided however, commencing on the Effective Date, the monthly Base Rent payable under the Lease with respect to the Premises shall be as follows:

Lease Period	Annual Base Rent per RSF	Monthly Base Rent
Effective Date – 12/31/21	$26.89	$340,280.67
1/1/22 – 6/30/22	$28.94*	$366,121.55*
7/1/22 –12/31/22	$32.61	$412,603.28
1/1/23 –6/30/23	$39.86*	$503,917.10*
7/1/23 – 6/30/24	$40.62	$512,168.35
7/1/24 – 6/30/25	$41.40	$521,986.70
7/1/25 – 6/30/26	$42.20	$532,001.45
7/1/26 – 6/30/27	$43.01	$542,216.12
7/1/27 – 6/30/28	$43.84	$552,636.18
7/1/28 – 6/30/29	$44.68	$563,263.15
7/1/29 – 6/30/30	$45.54	$574,103.55
7/1/30 – 6/30/31	$46.42	$585,160.96

* Notwithstanding anything to the contrary herein, the Initial Expansion Rent Commencement Date or Second Expansion Rent Commencement Date, as applicable, shall be extended day-for-day for each day of any actual delay that Tenant may encounter in the design, permitting or performance of the applicable portion of the Work, as the case may be, by reason of any overt acts (negligence or willful misconduct) of Landlord (“Landlord Caused Delay”), provided that no such Landlord Caused Delay shall accrue unless such overt act(s) continue for three (3) business days after Landlord’s receipt of written notice thereof (which details the conduct of Landlord causing the purported delay). In the event of such Landlord Caused Delay, Tenant’s obligation to pay Rent with respect to the affected portion of the Expansion Premises shall be extended as set forth above. Except for a Landlord Caused Delay, no delay in completing any portion of the Work shall delay the Expansion Rent Commencement Date or Second Expansion Rent Commencement Date, as applicable or excuse Tenant from performing its obligations under this Lease, including Tenant’s obligation to pay Base Rent, Rent and other amounts due from Tenant hereunder.
The monthly Base Rent described above shall be payable at the same time and in the same manner and shall otherwise be subject to the same terms and conditions, as set forth in the Lease for payment of rent. In addition to the Base Rent, Tenant shall continue to pay from and after the Effective Date, Tenant’s Share of Operating Expenses, Taxes and any other additional rent and other charges due under the Lease.
6.Tenant’s Share. From and after the Effective Date, Tenant’s Share is hereby increased from 74.761% to 100% (representing the 151,829 rentable square feet in the redefined Premises, divided by the 151,829 rentable square feet in the Building). Landlord and Tenant stipulate that the number of rentable square feet in the Premises and in the Building shall be deemed to be the amount as set forth above and shall be conclusive and binding upon them for all purposes under the Lease as amended.

7.Tenant Improvements; Tenant Improvement Allowance. Tenant hereby accepts the Expansion Premises “AS-IS” condition (subject to Landlord’s representations, warranties and ongoing covenants expressly set forth in the Lease as modified by this Amendment), and except as set forth below and in Exhibit A, with respect to Expansion Premises, Landlord shall have no obligation for any construction allowance, tenant improvement allowance, finish-out allowance or the like or providing to Tenant any other
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tenant inducement. Landlord shall provide to Tenant a construction allowance in accordance with the terms of Exhibit A. Additionally, Tenant shall be required to cause the buildout of at least sixty-six (66%) percent of the remaining rentable square feet of the Expansion Premises (i.e. that portion of the Expansion Premises that is not built out as indicated on the Lab Working Drawings (as defined in Exhibit A)) to be either (i) office space with a standard office finish comparable to Class A office buildings in the Creve Coeur, Missouri area using Building standard materials, as approved by Landlord in its reasonable judgment; it being acknowledged and agreed by Landlord that Tenant’s current level of build-out with respect to the portions of the Premises that are built-out for office purposes meets such standards (the “Office Finish Standard”); or (ii) non-office space such as lab space in accordance with plans and specifications that have been approved by Landlord in accordance with the terms of the Lease (as modified by this Amendment) (a “Landlord Approved Buildout”), which work must be completed prior to August 1, 2026. For clarification and the avoidance of doubt, if Tenant’s Work includes a buildout of a portion of the Expansion Premises that is not office space (e.g. laboratory or industrial kitchen space in accordance with the Lab Working Drawings) and such buildout exhausts the entire Tenant Improvement Allowance, Tenant shall be required to buildout at least sixty-six (66%) percent of the remaining square feet of the Expansion Premises not included in Tenant’s Work to either the Office Finish Standard or a Landlord Approved Buildout, and Tenant shall be responsible for the Total Construction Costs of such buildout in excess of the Tenant Improvement Allowance, provided that Landlord acknowledges that Tenant’s build-out shall occur in stages. Landlord acknowledges and agrees that the Work shall include an industrial kitchen and that Tenant’s permitted use shall include the right to utilize such industrial kitchen in support of Tenant’s laboratory and research purposes.

8.Maintenance. Notwithstanding anything in the Lease to the contrary and except for the obligations of Landlord set forth in the Lease as modified by this Amendment, from and after the Effective Date, Tenant shall, at its own expense, keep in good order, maintain and make all repairs with respect to such interior areas of the Building as were formerly shared Common Areas (e.g., formerly shared lobby spaces) and have been added to the Premises as the Expansion Premises in accordance with Tenant’s maintenance obligations set forth in the Lease. Tenant shall, at its expense and in its name, enter into all necessary maintenance service contracts to fulfill its maintenance obligations hereunder with service providers reasonably acceptable to Landlord. Landlord’s repair and maintenance obligations shall be remain unchanged from those set forth in the Lease except with respect to such former Common Areas (such as lobbies) that are under the exclusive control of Tenant as of the Effective Date. Without limiting the generality of the foregoing, Landlord shall remain responsible to maintain, repair and, if need be, replace (i) the exterior (including exterior windows) of the Building and Property, including, without limitation, lawn and shrub care and other landscaping as well as snow removal, (ii) the structure, roof, foundation and slab, (iii) mechanical, electrical, plumbing and fire / life safety equipment (including, without limitation, HVAC system), and (iv) architectural finish, excluding only those items specifically excepted elsewhere in this Lease. The cost of Landlord’s repair and maintenance obligations shall be included in Operating Expenses, in accordance with Section 2(b) of the Lease. Operating Expenses shall not include any expenses with respect to areas Tenant maintains directly following the Effective Date, nor shall Operating Expenses be “grossed up” with respect to such obligations Tenant undertakes directly.

Notwithstanding anything to the contrary herein or in the Lease, Tenant may, at its option, by delivery of not less than thirty (30) days’ prior written notice to Landlord, elect to perform such of Landlord’s maintenance obligations as are set forth above directly as may be identified by Tenant in such notice. Upon delivery of such notice, (i) Tenant shall be obligated to perform the applicable maintenance obligations at all times through the Termination Date; and (ii) in no event shall the cost of any particular work or service (the cost of which if performed by the Landlord would constitute an Operating Expense) undertaken by Tenant be included in Operating Expenses nor shall Operating Expenses be increased by an amount equal to the additional operating expense which would reasonably have been incurred during such period by the Landlord if it had at its own expense furnished such work or service to such tenant.

Tenant acknowledges that Landlord has and will continue to engage a property manager to manage the Building, currently Larson Commercial Real Estate, LLC (together with any successor property manager
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appointed by Landlord, the “Property Manger”). Tenant has appointed Brenda Douglas (bdouglas@bensonhill.com) as its facilities manager (together with any successor facilities manager, the “Facilities Manager”). Tenant has provided Landlord with contact information for the Facilities Manager and shall provide Landlord with updated contact information for any successor Facilities Manager, such that, at all times through the Termination Date, Tenant will have a Facilities Manager. Tenant shall cause the Facilities Manager to meet with the Property Manger not less frequently than quarterly to establish, review and revise, from time to time, a maintenance program (the “Maintenance Program”) for the Building and the Property consistent with the allocation of maintenance obligations set forth above, including preventative maintenance schedules, selection of vendors and contractors, review and approval of vendor and contractor agreements, and to coordinate any non-routine or extraordinary maintenance, repairs or replacements. Landlord and Tenant shall use good faith and all due diligence to agree on the Maintenance Program, the terms of which will be memorialized in a written memorandum initialed by both the Property Manager and the Facilities Manager.

Notwithstanding anything to the contrary contained in the Lease, Landlord and Tenant hereby agree and acknowledge that the typical management fees included in Operating Expenses shall in no event exceed five (5%) percent of Base Rent payable by Tenant.

9.Utilities and Fees. Notwithstanding anything in the Lease to the contrary, after the Effective Date, Landlord and Tenant shall cause water, sanitary sewers, storm sewers, electric, gas and all other utilities serving the Building to be placed in the name of Tenant and Tenant shall directly pay for such utilities and any other utilities necessary for the conduct of Tenant’s business. Additionally, Tenant shall pay any association dues or fees payable by the owner or tenants of the Building pursuant to the terms of the Condominium Documents within thirty (30) days of any invoice for the same from Landlord (to the extent that the Property ever includes more than one building or condominium unit, Operating Expenses shall only include such assessments as are reasonably and equitably allocated to the Building). In no event shall any such expenses paid directly by Tenant be subject to recapture as Operating Expenses, nor shall Operating Expenses be “grossed up” with respect to such expenses as are paid directly by Tenant.
10.Ratification. The Lease, as amended by this Amendment, is hereby ratified and approved by the parties. Additionally, each of Landlord and Tenant confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, and (b) the confirming party has not delivered notice of and is not aware of any default by the other party under the Lease. Landlord and Tenant also acknowledge and agree that all of the provisions of the Lease, as amended hereby, shall remain in full force and effect. No reference to this Amendment need be made in any instrument or document at any time referring to the Lease, a reference to the Lease in any of such shall be deemed to be a reference to the Lease, as amended hereby. Further, Landlord acknowledges and agrees as follows with respect to that certain Ground Lease Agreement dated as of August 13, 2019, between Landlord and Donald Danforth Plant Science Center, a Missouri non-profit corporation (the “Ground Lease”) and the Condominium Documents: no consent or approval of any person or entity is necessary for the consummation by Landlord of this Amendment that has not been obtained by Landlord prior to the execution and delivery of this Amendment, provided, however, that Tenant acknowledges that (i), pursuant and subject to the terms of Section 17 of the Lease and the Recognition Agreement all of the terms, conditions and agreements of the Lease as amended hereby are expressly subject and subordinate at all times to the Ground Lease and Condominium Documents and to all of the terms, conditions and agreements of the Ground Lease and Condominium Documents; and (ii) in the event that any of Tenant’s Work requires the approval of the association or ground lessor (or similar party under the Ground Lease or Condominium Documents), Tenant shall be required to obtain such approval prior to performance of the applicable portion of the Work requiring such consent (Landlord shall reasonably cooperate with Tenant in obtaining any such approval or consent at no out-of-pocket cost to Landlord). Tenant acknowledges that it has previously received a copy of, has reviewed and understands the terms, conditions and agreements contained in the Ground Lease and the Condominium Documents.
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11.Brokerage. Landlord and Tenant represent and warrant that neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Amendment. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees, liens and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.
12.Binding Effect; Governing Law. Except as modified hereby, the Lease shall remain in full effect and this Amendment shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall prevail. This Amendment shall be governed by the laws of the State of Missouri, exclusive of its choice of law rules.
13.Counterparts. This Amendment may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart. Any party so executing this Amendment by facsimile or other electronic transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile or electronic transmission.
14.Entire Agreement. This Amendment, in conjunction with the Lease, constitutes the entire agreement of Landlord and Tenant with respect to the subject matter hereof and supersedes all oral and written agreements and understandings made and entered into by the parties prior to the date hereof.
17.    Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, LANDLORD AND TENANT EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LITIGATION OR PROCEEDING OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF OR WITH RESPECT TO THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

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SIGNATURE PAGE TO THIRD AMENDMENT TO LEASE

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.
LANDLORD:
EDGE @ BRDG, LLC,
a Missouri limited liability company

By: /s/ Lawrence R. Chapman
Name: Lawrence R. Chapman
Title: Manager

TENANT:

BENSON HILL HOLDINGS, INC. (f/k/a Benson Hill, Inc.)
a Delaware corporation

By: /s/ Matthew B. Crisp
Name: Matthew B. Crisp
Title: Chief Executive Officer
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